UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

InfuSystem Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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InfuSystem Holdings, Inc.
11130 Strang Line Rd.
Lenexa, Kansas 66215

Notice of Annual Meeting of Stockholders
To Be Held on July 19, 2018

June 14, 2018

To the Stockholders of InfuSystem Holdings, Inc.:

Notice is hereby given that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”), will be held on Thursday, July 19, 2018, commencing at 9:00 a.m. Central Time at the Company’s offices at 11130 Strang Line Rd., Lenexa, Kansas 66215, for the following purposes:

1) to elect eight individuals to the Company’s Board of Directors to serve until the Company’s 2019 Annual Meeting (and until their successors are duly elected and qualified);

2) to approve amendments to the InfuSystem Holdings, Inc. 2014 Equity Plan, including an increase in the number of authorized shares under the plan;

3) to approve, by advisory vote, the compensation of our named executive officers;

4) to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5) to consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

This Notice of Annual Meeting, the proxy statement for the Annual Meeting and our 2017 annual report to stockholders are first being mailed to our stockholders on or about June 14, 2018. In addition, you also should have received a WHITE proxy card and postage-paid return envelope. The WHITE proxy cards are being solicited on behalf of the Board of Directors of the Company.

Ryan J. Morris ("Morris") has notified the Company of his intention to nominate six (6) nominees for election to the Board of Directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. As a result, you may receive a proxy statement, proxy card and other solicitation materials from Morris. The Board of Directors has not approved or nominated, and does NOT endorse, any of Morris’ nominees. The Board of Directors urges you NOT to sign or return any proxy card sent to you by Morris. Please note that voting to “withhold” with respect to any Morris nominee on a proxy card sent to you by Morris is not the same as voting for the nominees proposed by the Board of Directors because a vote to “withhold” with respect to any Morris nominee on his proxy card will revoke any WHITE proxy you may have previously submitted.

Your vote is extremely important. Even if you plan to attend the Annual Meeting, we request that you vote your shares by signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via the Internet or by telephone following the instructions provided on the enclosed WHITE proxy card. If you have previously submitted a proxy card sent to you by Morris, you can revoke that proxy and vote for the nominees proposed by the Board of Directors and on other matters to be voted on at the Annual Meeting by signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope or by voting via the Internet or by telephone following the instructions provided on the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted and any proxy may be revoked at any time prior to the applicable deadline as described in the accompanying proxy statement.

Only stockholders of record at the close of business on June 12, 2018, will be entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. If you are the beneficial owner of shares of our common stock held in "street name," you will receive voting instructions from your broker, bank or other nominee (the stockholder of record), which will provide you with details as to how to vote those shares if you wish to do so. You must follow the instructions provided by your broker, bank or other nominee in order for your shares to be voted, and your broker is required to vote your shares in accordance with your instructions. Because of the contested nature of the election of directors, if you do not give instructions to your broker, your broker will not be able to vote your shares. We urge you to instruct your broker or other nominee to vote your shares for the nominees proposed by the Board of Directors using the WHITE proxy card.

BY ORDER OF THE BOARD OF DIRECTORS:

Jeanie Latz
Corporate Secretary
InfuSystem Holdings, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 19, 2018: THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2017 ANNUAL REPORT ARE AVAILABLE AT http://infusystem.com.

If you have any questions or need assistance voting, please contact Harkins Kovler, LLC, our proxy solicitor, which is assisting us in connection with the Annual Meeting. Stockholders may call toll free at +1 (877) 339-3288. Banks and brokers may call +1 (212) 468-5380.

APPENDIX A – ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

APPENDIX B – COMPOSITE COPY OF INFUSYSTEM HOLDINGS, INC. 2014 EQUITY PLAN AS PROPOSED TO BE AMENDED

InfuSystem Holdings, Inc.
11130 Strang Line Rd.
Lenexa, Kansas 66215

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board” or “Board of Directors”) of InfuSystem Holdings, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Thursday, July 19, 2018, commencing at 9:00 a.m. Central Time at the Company’s offices at 11130 Strang Line Rd., Lenexa, Kansas 66215, and at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Meeting. This proxy statement and the accompanying materials are being first sent or given to stockholders of the Company on or about June 14, 2018.

QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING AND VOTING PROCEDURES

Who Can Vote?

The close of business on June 12, 2018 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On the Record Date, there 22,739,291 shares of Common Stock outstanding and entitled to vote.

How Do I Vote My Shares?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “stockholder of record” or “registered stockholder” of those shares and this proxy statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record, you can vote your shares in person at the Annual Meeting or you can vote by proxy using the Internet at www.cesvote.com, or by telephone at +1 (888) 693-8683 or by completing and returning the enclosed WHITE proxy card by mail. Alternatively, you can vote as specified on any other proxy card furnished to you.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on July 18, 2018. If you submit a WHITE proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by completing, signing, dating and returning the enclosed WHITE proxy card in the postage-paid self-addressed envelope or by voting via the Internet or by telephone following the instructions provided on the enclosed WHITE proxy card.

If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you should have received different voting instructions from your broker, bank or other nominee as to how to vote such shares if you wish to do so. These instructions should indicate if Internet or telephone voting is available and, if so, provide details regarding how to use those systems to vote your shares. Additionally, you may vote these shares in person at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote these shares in person at the Annual Meeting.

Why Did I Receive Multiple Proxy Cards?

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every WHITE proxy card that you receive.

Additionally, please note that Ryan J. Morris (“Morris”) has stated his intention to nominate six nominees for election as directors at the Annual Meeting. If Morris proceeds with his alternative nominations, you may receive proxy solicitation materials from Morris, including an opposition proxy statement and a proxy card. Your Board unanimously recommends that you disregard and do not return any proxy card you receive from Morris. Voting to "withhold" with respect to any Morris nominee on a proxy card sent to you by Morris is NOT the same as voting for your Board's nominees because a vote to "withhold" with respect to any Morris nominee on his proxy card will revoke any proxy previously submitted.

If you have already voted using Morris's proxy card, you have every right to change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid self-addressed envelope provided or by voting via the Internet or by telephone following the instructions provided on the WHITE proxy card. Only the latest dated proxy you submit will be counted. If you have any questions or need assistance voting, please call the Company's proxy solicitor, Harkins Kovler, LLC (“Harkins Kovler”). Stockholders may call toll free at +1 (877) 339-3288. Banks and brokers may call collect at +1 (212) 468-5380.

What Is the Recommendation of the Board of Directors?

The Board of Directors recommends that you vote in accordance with the instructions on your WHITE proxy card as follows: (i) "FOR" each of the eight director nominees of the Board of Directors; (ii) “FOR” the approval of amendments to the InfuSystem Holdings, Inc. 2014 Equity Plan, including an increase in the number of authorized shares under the plan; (iii) "FOR" the approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers as disclosed in these materials; and (iv) "FOR" ratification of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

The Board of Directors recommends that you disregard and do not return any proxy card you receive from Morris.

How May I Change My Vote or Revoke My Proxy?

If you hold shares of the Company’s Common Stock in your name, you may revoke a properly executed or authorized proxy by (a) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior Internet or telephonic vote (and prior to 11:59 p.m. Eastern Time on the day prior to the Annual Meeting), (b) mailing a later-dated, properly executed and delivered proxy in accordance with the instructions thereon which is received prior to the applicable deadline, or (c) delivering a written revocation to our Corporate Secretary no later than the day prior to the date of the Annual Meeting. Stockholders of record may also revoke their proxies by attending the Annual Meeting and voting in person. If stockholders of record only attend the Annual Meeting but do not vote, their proxies will not be revoked.

If you hold shares of the Company’s Common Stock in a stock brokerage account or by a broker, bank or other nominee, you must contact the broker, bank or other nominee and comply with the broker’s procedures if you want to revoke or change the instructions previously given.

If you have previously signed a proxy card sent to you by Morris, you may change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid self-addressed envelope provided or by voting via the Internet or by telephone following the instructions provided on the WHITE proxy card. Submitting a Morris proxy card—even if you withhold your vote on the Morris nominees—will revoke any votes you previously made via our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive that is not a WHITE proxy card and not return any proxy card that you may receive from Morris, even as a protest vote against Morris.

How Do I Vote My Shares Held in Street Name?

If your shares are held in a stock brokerage account or by a broker, bank or other nominee (also called a “street name” holder), you are considered the “beneficial owner” of shares held in street name, and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account by returning the voting instruction form to your broker, bank, or other nominee or as otherwise provided on the voting instruction form.

If you do not provide instructions to the broker, that firm will generally only be able to vote your shares with respect to “routine” matters. Please note that pursuant to applicable broker voting regulations, the only routine matter for the Annual Meeting and the only matter for which brokers will potentially have the discretion to vote, is Proposal 4 (Ratification of Independent Registered Public Accounting Firm). Your broker must have proper instructions from you in order to vote with respect to Proposal 1 (Election of Directors), Proposal 2 (Approval of Amendments to the 2014 Equity Plan) and Proposal 3 (Advisory Vote on Executive Compensation) and without proper instructions from you, the broker will not have the power to vote on, and will be considered a “broker non-vote” for, such proposal. In addition, given the contested nature of the election of directors, the New York Stock Exchange’s rules governing brokers’ discretionary authority do not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting to the extent brokers have forwarded Morris's proxy materials to you. To the extent such materials have been forwarded, such brokers will also not have the discretion to vote on Proposal 4 (Ratification of Independent Registered Public Accounting Firm).

What Constitutes a Quorum?

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Due to the contested nature of the Annual Meeting, broker non-votes are not expected to be considered present and entitled to vote for purpose of determining the presence of a quorum at the Annual Meeting.

How Many Votes Must Each Proposal Receive to be Adopted?

The vote required, and the effect of abstentions and broker non-votes with respect to each proposal, is as follows:

Proposal 1

The Company’s Amended and Restated Bylaws provide for majority voting in uncontested director elections. In order to be elected in an uncontested election, each of the Company’s eight nominees for election to the Board of Directors (Proposal 1) must receive a majority of the votes cast for that director. You may vote in favor or withhold your vote with respect to each individual nominee. If an incumbent director is not elected in an uncontested election due to a failure to receive a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present, in person or by proxy, and entitled to vote and his or her successor is not otherwise elected and qualified, the director must promptly offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation. The Board of Directors will then either accept or reject such resignation. “Votes cast” for a director include votes “for” that director’s election and votes to withhold authority with respect to that director’s election and excludes abstentions and broker non-votes with respect to that director’s election.

An election of directors is considered to be contested if there are more nominees for election than positions on the Board of Directors to be filled by election at the Annual Meeting. Morris has notified the Company that he intends to nominate a slate of six nominees for election to eight available seats on the Board of Directors at the Annual Meeting. In that case, there would be fourteen candidates for eight directorships, and the election of directors would be considered to be contested. If Morris in fact nominates any individuals for election as directors at the Annual Meeting, the election of directors will be determined based on a plurality vote, which means that the eight nominees receiving the highest number of “for” votes will be elected. Abstentions, broker non-votes, and failures to vote will have no effect on the outcome of the election of directors.

It will not help elect your Board's nominees if you sign and return a proxy card sent by Morris, even if you withhold on his director nominees using Morris's proxy card. Doing so will cancel any previous vote you may have cast on our WHITE proxy card. The only way to support your Board's nominees is to vote "FOR" the Board's nominees on our WHITE proxy card and to disregard, and not return, any proxy card that you receive that is not a WHITE proxy card, including any proxy card that you receive from Morris.

Proposal 2

The proposal to approve amendments to the InfuSystem Holdings, Inc. 2014 Equity Plan (the “2014 Equity Plan”), including an increase in the number of authorized shares under the plan (Proposal 2), will require the affirmative vote of a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present at the Annual Meeting, in person or by proxy, and entitled to vote in accordance with applicable NYSE American LLC listing standards. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Proposal 3

The proposal to approve, by advisory vote, the compensation paid to our named executive officers (Proposal 3) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote thereon. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Proposal 4

The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm (Proposal 4) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote thereon. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

How Will the Proxies Be Voted?

UNLESS OTHERWISE SPECIFIED, AS PERMITTED BY APPLICABLE LAW AND STOCK EXCHANGE RULES, THE WHITE PROXY CARDS WILL BE VOTED AT THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF:

(I)

FOR THE ELECTION OF THE EIGHT INDIVIDUALS NAMED IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2019 ANNUAL MEETING OF STOCKHOLDERS (AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED);

(II)	FOR THE APPROVAL OF AMENDMENTS TO THE INFUSYSTEM HOLDINGS, INC. 2014 EQUITY PLAN, INCLUDING AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES UNDER THE PLAN;

(III)	FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS; AND

(IV)	FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Who Is Soliciting this Proxy?

The Board of Directors is soliciting this proxy. The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Company's directors and certain of the Company's officers and employees in the ordinary course of their employment may solicit proxies by mail, Internet, telephone, facsimile, personal contact, email or other online methods. We will reimburse their expenses in connection therewith. We also will reimburse banks, brokers, custodians, nominees or fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning and tabulating proxies.

The Company has retained Harkins Kovler to solicit proxies. Under our agreement with Harkins Kovler, they will receive a non-refundable retainer and project management fee of up to $125,000, plus reimbursement of reasonable expenses. Harkins Kovler expects that approximately 15 of its employees will assist in the solicitation. Harkins Kovler is soliciting proxies by mail, telephone, facsimile or email. Our aggregate expenses, including those of Harkins Kovler, related to our solicitation of proxies, excluding salaries and wages of our regular employees and expenses that we would ordinarily incur in connection with an uncontested annual meeting, are expected to be approximately $300,000, of which approximately $100,000 has been incurred as of the date of this Proxy Statement.

How May I Attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" through a broker, bank or other nominee you will need to bring a legal proxy from your broker, bank or other nominee (the stockholder of record) or a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

Who Will Count the Votes Cast at the Annual Meeting?

If the election of directors is contested, the Board of Directors will appoint Corporate Election Services, Inc., an independent inspector of elections, to serve at the Annual Meeting. The independent inspector of elections for the Annual Meeting will determine the number of votes cast by holders of Common Stock on each item of business to be considered at the Annual Meeting.

When Will the Voting Results Be Announced?

The preliminary voting results are expected to be announced at or shortly following the Annual Meeting. We will report the final voting results, or the preliminary voting results if the final voting results are unavailable or have not been certified by the independent inspector of elections, in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. You may obtain a copy of this Form 8-K by visiting the SEC's website at www.sec.gov or our website at www.infusystem.com under the section titled "Investors."

Who Do I Contact if I Have any Questions or Require Assistance?

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

HARKINS KOVLER, LLC
1 ROCKEFELLER PLAZA
NEW YORK, NY 10020

Stockholders Call Toll-Free at: +1 (877) 339-3288

Banks and Brokers Call Toll-Free at: +1 (212) 468-5380

Email: infu@harkinskovler.com

For stockholders holding shares through brokers, banks or other nominees, please contact your broker, bank or other nominee for assistance.

BACKGROUND OF THE SOLICITATION

Between 2012 and 2017, Ryan Morris served as a director of the Company. Morris served as Chairman of the Board of Directors of the Company from May 2014 to May 2015 and served as Executive Chairman at different times between 2012 and 2014. Morris was not nominated for reelection at the 2017 annual meeting of stockholders by the Board of Directors, as indicated in the definitive proxy statement filed by the Company with the Securities and Exchange Commission ("SEC") on May 22, 2017.

Shortly thereafter, on June 12, 2017, while Morris continued to serve the remaining portion of his term as a director, the Company received an unsolicited proposal in a letter from Aron English ("English"), President of 22NW Fund, LP, offering to acquire the Company in a going private transaction for $2.00 per share. In his role as a director, Morris disavowed any knowledge or relationship with English concerning such offer. This proposal was considered and rejected by the Board after the Board determined that the proposed price was inadequate and that pursuing such a transaction at that time was not in the best interests of the Company’s stockholders.

On February 5, 2018, Richard A. DiIorio, the Company’s President and Chief Executive Officer and a member of the Board, received an email from Morris asking to talk with Mr. DiIorio.

On February 12, 2018, Mr. DiIorio had a telephone conversation with Morris. On the call, Morris inquired whether there would be interest in selling the Company to him. Mr. DiIorio responded that it was his understanding that the Company was not currently for sale.

On March 21, 2018, Morris and English (and certain associated entities) jointly filed a Schedule 13D (the “Schedule 13D”) with the SEC disclosing the formation of a “group” under Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Schedule 13D reported that Morris is the managing member and sole shareholder of Meson Capital Partners LLC, which is the general partner of Meson Capital LP. We refer to Meson Capital Partners LLC and Meson Capital LP collectively herein as the “Meson Entities”. The Schedule 13D reported that Morris directly beneficially owned 87,344 shares of Common Stock and beneficially owned 983,453 shares of Common Stock held by Meson Capital LP, representing, in total, 4.7% of the issued and outstanding shares of Common Stock. The Schedule 13D also reported that English was the shareholder of 22NW, GP and the limited partner of 22NW, LP, collectively referred to herein as the “22NW Entities”, and beneficially owned 1,017,415 shares of Common Stock held by 22NW, LP, representing 4.5% of the issued and outstanding shares of Common Stock. In addition, the Schedule 13D stated that Morris, English, the Meson Entities and the 22NW Entities intended to communicate with the Company’s management and Board about a broad range of strategic and operational matters, including a sale of the Company or certain of its businesses or assets, in which Morris, English, the Meson Entities and the 22NW Entities may participate.

On March 21, 2018, at a regularly scheduled Board meeting, the Board nominated its incumbent nominees for re-election and formally voted to nominate Terry Armstrong and Ronald Peele, Jr. for election to the Board, by the Company shareholders, at the Annual Meeting. Messrs. Armstrong and Peele had been among a small group of potential directors identified by the Nominating and Governance Committee of the Board in late 2017 and attended the Company’s regularly scheduled Board meeting on March 21, 2018, as observers, in preparation for their anticipated nomination to and joining the Company’s Board in June 2018.

On March 30, 2018, Morris called Mr. DiIorio and stated that he wanted to offer $3.00 to $3.25 per share to buy the Company. Morris stated that he would send the Company a letter explaining his intentions but wanted to conduct due diligence before committing to a specific purchase price.

On April 5, 2018, the Board held a telephonic meeting, which included a discussion of the tentative proposal made by Morris. As part of their discussion on this topic, the directors discussed the potential value of the Company's Common Stock, including a detailed review of a report prepared by Valens Research, which examined the potential value of the Company’s Common Stock based on the Company’s current business plan. After much discussion, the members of the Board advised Mr. DiIorio that the price per share indicated by Morris was substantially below the Company’s potential value. The Board further advised Mr. DiIorio to instruct Morris, that should Morris have any interest in acquiring the Company, Morris should submit his proposal in writing and include the identities of all parties interested in participating in such transaction, the pricing proposed for such transaction and the sources of financing available to proceed with such transaction.

On April 6, 2018, Mr. DiIorio communicated to Morris, by telephone and email, the Board's response to his verbal expression of interest in the Company, including the need for any proposal to be submitted in writing and include not only price but also information on all parties Morris was working with and how the group would finance a potential transaction.

On the morning of April 10, 2018, a representative of the Company received a voice-mail message regarding an urgent matter from the Company's banking representative at JPMorgan Chase Bank, N.A. (“JPMorgan Chase”). The Company representative returned the call and was informed by the Company’s banking representative that he had received a call from an individual who had communicated with Ryan Morris and had been informed by Morris that Morris and his affiliates were taking the Company private and that such individual could help make arrangements with respect to “rolling over” the existing Credit Agreement the Company has with JPMorgan Chase. The Company representative informed the banking representative that the call to JPMorgan Chase was made without the Company's knowledge or consent. The banking representative stated that he thought the call and the communication from Morris was highly unusual and inappropriate and that he was reporting the matter to his superiors.

Also on April 10, 2018, the Company received a letter from the Meson Entities and the 22NW Entities, containing a non-binding proposal to purchase the Company in a going private transaction for $3.00 to $3.25 per share. The letter stated that the 22NW Entities would provide the equity capital required for such transaction and provided that the transaction would be subject to several conditions, including completion of due diligence, receipt of financing commitments and the rollover of the Company’s existing Credit Agreement with JPMorgan Chase.

On April 11, 2018, the Board held a telephonic meeting to discuss the news from its representative at JPMorgan Chase as well as the non-binding acquisition proposal made by the Meson Entities and the 22NW Entities in the April 10, 2018 letter. A representative of Stinson Leonard Street LLP (“Stinson”), outside legal counsel to the Company, reviewed with the directors their fiduciary duties in considering and taking any action in response to the April 10, 2018 letter. The Board fully discussed the terms of the proposal, including comparing the price per share range in the proposal to the recent report prepared by Valens Research indicating a considerably higher fair value for the Company’s Common Stock. The directors also considered that the stated conditions of the financing necessary to complete the transaction included a rollover of the Company’s current Credit Agreement with JPMorgan Chase. The Board considered this condition unlikely to occur given JPMorgan Chase's negative reaction and concern over the communication to JPMorgan Chase relating to the activities of Morris. After its discussion, the Board voted unanimously to reject the acquisition proposal made in the April 10, 2018 letter and instructed Stinson to send a letter on the Company’s behalf to the attorneys representing the Meson Entities and the 22NW Entities regarding the impropriety of the contact with JPMorgan Chase made by or on behalf of Morris.

On April 12, 2018, the Company informed Morris and English and their affiliated entities by letter that the Board had unanimously rejected their acquisition proposal for the reasons discussed above. By separate letter dated April 12, 2018, Stinson informed outside legal counsel for the Meson Entities and the 22NW Entities that the Company had been notified by JPMorgan Chase that it had been contacted by an individual reporting the communication with Morris described above. The Company’s counsel demanded that Morris (and all individuals and companies associated with him) cease all damaging conduct immediately.

On April 16, 2018, the Company received a letter from the Meson Entities and the 22NW Entities, reaffirming their non-binding proposal to purchase the Company in a going private transaction for $3.00 to $3.25 per share. The letter reiterated that the 22NW Entities would provide all the equity capital required for such transaction and that the proposal remained subject to the conditions set forth in the April 10, 2018 letter, except that the rollover of the terms provided in the Credit Agreement between the Company and JPMorgan Chase was no longer a condition to the offer. The letter stated that the Meson Entities and the 22NW Entities were prepared to increase the price offered above the stated price range, provided that their ability to do so would depend upon the results of due diligence and their ability to either rollover or replace the Credit Agreement with JPMorgan Chase on acceptable terms.

On April 17, 2018, outside legal counsel for the Meson Entities and the 22NW Entities responded to Stinson’s April 12, 2018 letter by stating that Morris’ contact with JPMorgan Chase Bank was appropriate due diligence in connection with the bid letter and claimed that Morris never spoke to any JPMorgan Chase employees directly involved with the Company’s account.

On April 17, 2018, Mr. DiIorio sent two emails to Morris acknowledging receipt of his email and letter dated April 16, 2018 and the letter dated April 17, 2018 from his outside legal counsel and stating that the Company would reply to Morris after the Company convened a Board meeting.

On April 20, 2018, the Board held a telephonic meeting, which included a discussion of the non-binding acquisition proposal made by the Meson Entities and the 22NW Entities in the April 16, 2018 letter. Representatives of Stinson attended the meeting. The Board discussed the information contained in the letter and determined that the letter restated essentially the same proposal that the Company had received on April 10, 2018. By unanimous vote of the directors present at the meeting, the Board rejected such restated proposal.

On April 23, 2018, Mr. DiIorio informed Morris by email that the Board of Directors had rejected the proposal contained in the letter to the Board dated April 16, 2018.

On April 23, 2018, the Company received a letter (the “Nomination Letter”) from Morris notifying the Company of his intent to nominate Messrs. Mohamed Alkady, Daniel Balda, Bryan Boches, Aron English, Richard Linder, and Ms. Asha Saxena to be elected to the Board at the Annual Meeting.

On April 24, 2018, Stinson responded to the letter dated April 17, 2018 from outside legal counsel for the Meson Entities and the 22NW Entities and again demanded that Morris (and all individuals and companies associated with him) immediately cease any communications relating to the Company with JPMorgan Chase.

On April 25, 2018, Morris, English, the Meson Entities and the 22NW Entities filed Amendment No. 1 to the Schedule 13D (“Amendment No. 1”) to add Morris’ nominees as “Reporting Persons” (in addition to Morris, English, the Meson Entities and the 22NW Entities). In addition, Amendment No. 1 disclosed that Morris had delivered the Nomination Letter and that the Nomination Letter was delivered “in order to preserve Morris’ rights as a shareholder”. Amendment No. 1 also disclosed that the “Reporting Persons” were members of a "group" under Section 13(d) of the Exchange Act.

Amendment No. 1 also disclosed that, as of the close of business on April 25, 2018, (i) Morris was the direct beneficial owner of 87,344 shares of Common Stock of the Company and the beneficial owner of the 1,171,865 shares of Common Stock owned by Meson Capital LP, representing 5.5%, in total, of the issued and outstanding shares of Common Stock, (ii) English was the beneficial owner of 1,017,415 shares of Common Stock as the shareholder of 22NW, GP and the limited partner of 22NW, LP, representing 4.5% of the issued and outstanding shares of Common Stock, and (iii) Mr. Boches, as of April 25, 2018, was the beneficial owner of 51,150 shares of Common Stock, representing less than 1% of the issued and outstanding shares of Common Stock. According to Amendment No. 1, Morris’ other nominees, Messrs. Alkady, Balda, and Linder and Ms. Saxena did not own any stock in the Company.

On April 25, 2018, the Board held a telephonic meeting to discuss the Nomination Letter and the various actions required with respect to the timing and holding of the Annual Meeting in light of a potential proxy contest. This included discussion of the inability to file and mail the proxy statement that had previously been prepared, the need to draft an alternative proxy statement to be filed in the event that Morris did not withdraw the Nomination Letter, the advisability of engaging a proxy solicitation firm to help with the drafting and mechanics of a Company proxy solicitation in the context of a proxy contest, the anticipated cost of engaging such a proxy solicitation firm, and other procedural actions that could be taken relating to the need to file a proxy statement while dealing with the continuing uncertainty created by Morris’ Nomination Letter.

Also on April 25, 2018, the Company issued a press release announcing the retirement of Jan Skonieczny as Chief Operating Officer and the hiring of Greg Schulte as Chief Financial Officer. In addition, the press release announced that the Company would nominate two independent directors, Terry Armstrong and Ronald Peele, Jr., for election to the Company’s Board at the Annual Meeting and that one current director, David Dreyer, had informed the Company of his intention to retire from the Board upon expiration of his current term.

On April 30, 2018, Morris called Mr. DiIorio and Morris inquired about the Company's concerns regarding his prior contact with JPMorgan Chase and discussed the potential candidates for election as directors as set forth in the Nominating Letter and Amendment No. 1. During a subsequent conversation, Mr. DiIorio referenced the Company’s recently initiated Stock Repurchase Program and suggested that Morris should consider selling his shares to the Company. Mr. Morris inquired as to whether the Company would be able to make such a large repurchase.

Also on April 30, 2018, the Board held a telephonic meeting to discuss the conversation earlier in the day between Mr. DiIorio and Morris. The Board discussed the possibility of repurchasing shares from Morris and the other members of his group, including potential purchase prices and sources of funding for any repurchases. Mr. DiIorio informed the Board that he would further discuss with Morris the potential purchase of shares of Common Stock held by Morris and members of his group and would report back to the Board to determine future actions.

On May 2, 2018, Mr. DiIorio and Scott Shuda, a director of the Company (collectively, the “Company Representatives”), had a telephone conversation with Morris. The Company’s Representatives reiterated that the Company had rejected Morris' unsolicited acquisition proposal to buy the Company and discussed with Morris the possibility of the Company and potentially other buyers (including directors and related entities or other stockholders), purchasing shares of Common Stock held by Morris and members of his group. The Company Representatives informed Morris that the buyers would not be willing to pay more than market price for the shares. Morris said that members of his group would not sell for less than $3.00 per share.

On May 3, 2018 and May 4, 2018, the Company Representatives had telephone conversations with Morris and discussed the possible purchase of the shares of Common Stock held by Morris and members of his group. The Company Representatives reiterated that the buyers would not be willing to pay more than market price for the shares. At the end of such discussions, Morris said that he would consult with members of his group and respond to the Company.

On May 8, 2018, Morris and English and the other “Reporting Persons” filed Amendment No. 2 to the Schedule 13D (“Amendment No. 2”) in which they disclosed that Mr. English and the 22NW Entities were no longer members of a group under Section 13(d) of the Exchange Act and that Mr. English and the 22NW Entities would cease to be “Reporting Persons” immediately after the filing of Amendment No. 2. Amendment No. 2 did not reflect any changes in beneficial ownership of the Company's Common Stock held by the “Reporting Persons”.

On May 9, 2018, the Company Representatives had a telephone conversation with Morris. Morris informed them that he had purchased a large block of shares from 22NW, LP. Such trade, involving 900,000 shares of Common Stock, had occurred earlier that day at a price of $2.705 per share. Morris communicated that he was not interested in selling his shares of Common Stock to the Company and that he intended to make a new proposal to buy the Company but did not know the specific timing of any such offer, what price would be offered, or who would provide the capital required for such transaction.

On May 11, 2018, Morris and the other “Reporting Persons” filed Amendment No. 3 to the Schedule 13D (“Amendment No. 3”) in which they disclosed that Meson Capital LP had acquired 900,000 shares of Common Stock, that Ethan Doyle was added as a “Reporting Person” and member of the group and on May 10, 2018 and May 11, 2018, Mr. Doyle had acquired 18,351 shares of Common Stock. As Aron English had withdrawn from the Morris group, it may be the case that Ethan Doyle is intended as his replacement for purposes of the Nominating Letter and Amendment No. 1.

On May 23, 2018, the Company filed a preliminary proxy statement with the SEC. On June 14, 2018, the Company filed a definitive proxy statement with the SEC.

OUR BOARD URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR OTHER MATERIALS THAT YOU MAY RECEIVE FROM MORRIS, EVEN TO VOTE “WITHHOLD” WITH RESPECT TO MORRIS’ INSURGENT NOMINEES, AS DOING SO WILL CANCEL ANY PROXY YOU MAY HAVE PREVIOUSLY SUBMITTED TO HAVE YOUR SHARES VOTED FOR THE BOARD’S EIGHT (8) NOMINEES ON A WHITE PROXY CARD, AS ONLY YOUR LATEST PROXY CARD OR VOTING INSTRUCTION FORM WILL BE COUNTED AT THE ANNUAL MEETING.

PROPOSAL 1—

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will consider and vote upon the election of eight directors. Our bylaws provide that the total number of authorized directors shall be fixed from time to time by the Board of Directors, and the Board of Directors has fixed the number of directors at eight for the Annual Meeting. The Board of Directors has nominated Terry Armstrong, Richard DiIorio, Gregg Lehman, Darrell Montgomery, Ron Peele, Christopher Sansone, Scott Shuda and Joseph Whitters for election as directors of the Company. The eight nominees for election to the Board of Directors, if elected, will serve until the 2019 Annual Meeting and until their successors are duly elected and qualified.

We urge you to vote "FOR" each of Terry Armstrong, Richard DiIorio, Gregg Lehman, Darrell Montgomery, Ron Peele, Christopher Sansone, Scott Shuda and Joseph Whitters.

The Board unanimously recommends using the enclosed WHITE proxy card to vote FOR each of the Board's eight nominees for director. Morris has provided the Company with notice that he intends to nominate six individuals for election as directors at the Annual Meeting. As a result, the election of directors is expected to be considered a contested election, and the eight nominees receiving the largest number of votes "FOR" election will be elected as directors.

The Board unanimously recommends that you disregard any proxy card that may be sent to you by Morris. Voting "withhold" as to Morris's nominees on his proxy card is NOT the same as voting FOR our Board's nominees, because a vote to withhold for Morris's nominees on his proxy card will revoke any previous WHITE proxy card you submitted. If you have already voted using a proxy card sent to you by Morris, you have every right to change it and we urge you to revoke that proxy by voting "FOR" our Board's nominees using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

Information Regarding Our Nominees to the Board of Directors

The table set forth below lists the names and ages of each of our eight nominees to the Board of Directors. Other than Messrs. Terry Armstrong and Ron Peele, who are newly nominated to serve as directors, each of the other nominees are current directors. Each director serves a one-year term, and will hold office until the next annual meeting of shareholders and such director’s successor has been elected and qualified or such director’s earlier death, resignation or removal. Mr. David Dreyer, a current director, is retiring from the Company's Board of Directors and will not stand for election at the Annual Meeting.

Each nominee has consented to being named in this proxy statement and to serve on the Board of Directors if elected. If any nominee is unable to serve or for good cause will not serve as a director at the time of the Annual Meeting, which is not expected, the Board of Directors will eliminate the Board position effective at the Annual Meeting (but not below the number of Board positions for which Morris has nominated Board nominees) or the proxy holders will vote for the nominee designated by the Board of Directors to fill the vacancy unless otherwise instructed by a stockholder. If any substitute nominee(s) are proposed by the Board of Directors, we will, in full compliance with all applicable state and federal laws and regulations, file an amended proxy statement and proxy card that, as applicable, (1) identifies the substitute nominee(s), (2) discloses that such nominee(s) have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Items 5(b) and 7 of Schedule 14A with respect to such nominee(s).

Name	Age	Position
Terry Armstrong	69	Nominee
Richard DiIorio	43	Director
Gregg Lehman	70	Director, Chairman
Darrell Montgomery	57	Director
Ronald Peele, Jr.	58	Nominee
Christopher Sansone	43	Director
Scott Shuda	52	Director
Joseph Whitters	60	Director

Terry L. Armstrong (Nominee). Terry L. Armstrong is a new nominee of the Company’s Board of Directors for election as a director. Mr. Armstrong has been President of State Collection Services, Inc. (“SCS”), a healthcare revenue cycle company which provides accounts receivable services to healthcare providers throughout the U.S., since June 2011. Prior to joining SCS, Mr. Armstrong served as Chief Executive Officer of Archstone Healthcare; Chief Executive Officer and Chief Operating Officer of Perot Systems Healthcare; owner of Tla Healthcare Services; Chief Operating Officer of IPN Network; and held various capacities with Healthcare Corporation of America (NYSE: HCA), including Vice-President of Client Services and Assistant Vice-President of Information Systems. Mr. Armstrong holds a Bachelor of Science degree in business administration from the University of Wisconsin and a Master’s degree in healthcare administration from Trinity University.

Mr. Armstrong brings over 40 years of experience in collections, healthcare receivables, information technology and extensive industry knowledge in revenue cycle management.

Richard A. DiIorio (Director). Richard A. DiIorio who joined the Company in 2004 was appointed the Company’s President and Chief Executive Officer and member of the Board of Directors on November 15, 2017. He previously served as the Company’s Executive Vice President and General Manager of Oncology since December 2016 and as a member of the Office of the President, as described under "Board of Directors and Committees of the Board of Directors" above, from May 18, 2017 to November 15, 2017. Mr. DiIorio also held, within the Company, the previous positions of Vice President of Oncology Sales from July 2014, Regional Vice President-Eastern Region from November 2011 and Territory Manager at InfuSystem from January 2004. Prior to joining the Company, Mr. DiIorio held various sales and sales leadership roles at Stryker, Novartis, and Thermo Scientific. Mr. DiIorio holds a Bachelor of Science degree in biology from Boston College.

With over 20 years of successful healthcare experience, Mr. DiIorio brings extensive expertise in sales, customer service, product launch and market knowledge focused on driving growth within the infusion market.

Gregg O. Lehman (Director, Chairman). Gregg O. Lehman has been a member of the Company's Board of Directors since May 8, 2014, and served as Executive Chairman and head of the Office of the President, as described under "Board of Directors and Committees of the Board of Directors" below, from May 18, 2017 to March 21, 2018, when he resumed his role as Chairman. Since 2014, Dr. Lehman has served as Chief Executive Officer of EB Employee Solutions, LLC, a company that provides a fully integrated employer portal that includes health benefit cost reduction strategies and a “high tech, smart touch” wellness program. He is also President of Lehman Ventures, LLC. Dr. Lehman was previously President and Chief Executive Officer of MGC Diagnostics Corporation, a leading cardio-respiratory diagnostic company, and served as President and Chief Executive Officer of Health Fitness Corporation, a population health management company based in Minneapolis, MN. Dr. Lehman has held other senior-level executive and governance positions in the medical and education industries, including President and Chief Executive Officer of INSPIRIS, Inc.; President and Chief Executive Officer of Gordian Health Solutions, Inc.; President and Chief Executive Officer of the National Business Coalition on Health (NBGH); and President of Taylor University in Indiana. Dr. Lehman has also worked with the Health Care Purchasing Institute through Academy Health, the eHealth Initiative, the National Quality Forum, the National Patient Safety Foundation, and other purchasing/quality organizations that promote value-based purchasing and market-based reform. Dr. Lehman has a Doctorate and a Master of Science degree in higher education administration, with a minor in finance and economics from Purdue University and a Bachelor of Science in business management and marketing from Indiana University.

Dr. Lehman is a nationally recognized leader in population health management and brings almost 40 years of experience in senior management positions with healthcare corporations and the management expertise and leadership abilities developed during his service in senior executive roles.

Darrell B. Montgomery (Director).  Darrell B. Montgomery has been a member of the Company's Board of Directors since June 22, 2017.  In 2016, Mr. Montgomery joined Atos, Inc., a global Information Technology (“IT”) services firm as Vice President of Strategic Engagements.  In 2015, Mr. Montgomery served on the Board of Directors of Daegis, Inc. (NASDAQ: DAEG).  Prior to that, Mr. Montgomery lead the Private Equity Channel for Dell Services (now NTT Services) from 2008 serving as Executive Director in charge of establishing and leading the private equity channel working in the Healthcare and Travel & Leisure industries.  Also during his tenure at Dell (Perot Systems), he served as Director of Operations, Global Software Solutions and held senior roles in the Commercial Solutions Group.  Mr. Montgomery began his career at Gemini Consulting as a senior consultant leading client teams in telecommunications, computer services, banking, and retail in both the United States and Europe.  Mr. Montgomery formerly served on active duty as a U.S. Marine Corps Infantry Officer and is currently a Trustee of the U.S. Naval Academy Athletic Foundation.  Mr. Montgomery earned a Bachelor of Science in history and general engineering, with distinction, from the U.S. Naval Academy and a Masters of Business Administration from Harvard Business School.

Mr. Montgomery brings nearly 30 years in operational management, technology sales, mergers & acquisitions, consulting experience and leadership abilities developed during his career as an executive.

Ronald H. Peele, Jr. (Nominee). Ronald H. Peele, Jr. is a new nominee of the Company’s Board of Directors for election as a director. Since 2011, Mr. Peele has been an investor and served as Chief Operating Officer of Surefire Local, a marketing technology company. Mr. Peele also served as an investor and Director of RediClinic, Inc., a wholly owned subsidiary of the Rite Aid Corporation (NYSE: RAD) from 2005-2014. Mr. Peele also served as President and Senior Advisor to STB Lifesaving Technologies, a developer of hemostatic products for surgical and trauma applications and was a founding investor and Chief Financial Officer of Revolution Health Group, a consumer health and medical information site that married expert content and tools with the power of social networking. Mr. Peel has previously held roles with various companies, including AOL/Time Warner Ventures and EZ Communications, Inc. Mr. Peele began his career in public accounting with Ernst & Young and has a Bachelor of Science degree in accounting from the University of Virginia.

Mr. Peele has more than 25 years of experience as both an investor and operating executive and has built innovative companies that have created and defined new markets.

Christopher R. Sansone (Director). Christopher R. Sansone has been a member of the Company's Board of Directors since June 22, 2017. Mr. Sansone brings experience and perspective as an analyst and as a managing partner and founder of Sansone Advisors, LLC and Sansone Capital Management, LLC, providers of investment management services, which he founded in 2007. Prior to founding Sansone Capital Management, LLC, Mr. Sansone held various roles involving small capitalization companies, primarily as an analyst and proprietary trader for Robotti & Company, LLC, a broker-dealer specializing in small- and micro-capitalization equities from 2003 to 2014. Mr. Sansone served as a director on the board of EDAC Technologies from 2011 to 2013 and also on its Audit Committee and Nominating and Governance Committee. Mr. Sansone has served as a director on the board of Decorator Industries from 2011 to 2012. Mr. Sansone was also a member of the committee of unsecured creditors in Palm Harbor Homes from 2010 to 2011 and served as a member on the OCA Incorporated Equity Committee from 2006 to 2007. Mr. Sansone holds a Bachelor of Science in economics from Pace University.

Mr. Sansone brings extensive investment experience as both a managing partner and founder of an investment partnership and various executive leadership roles throughout his career, currently serves as a Managing Partner of Sansone Advisors, LLC and Sansone Capital Management, LLC (collectively, the “Sansone Group”), and is one of the Company’s largest stockholders. Accordingly, Mr. Sansone holds voting and dispositive power over the Common Stock held by the Sansone Group. In addition, Mr. Sansone has shared and voting dispositive power over the Common Stock held by Sansone Partners, LP.

Scott A. Shuda (Director). Scott A. Shuda has been a member of the Company’s Board of Directors since September 7, 2016. Mr. Shuda is a Managing Director and Co-founder of Meridian OHC Partners, LP (“Meridian”) and BlueLine Partners, LLC (“BlueLine”), investment firms that focus on publicly listed technology and healthcare companies. Mr. Shuda served as a director of Iridex Corporation (NASDAQ: IRIX), a global leader in ophthalmic laser systems, from 2012 to 2017 where he was chairman of Iridex’s Compensation Committee and a member of the Nominating and Governance Committee. Mr. Shuda served as a director and Audit Committee member of MGC Diagnostics Corporation (formerly Angeion Corporation) (NASDAQ: MGCD), a global respiratory diagnostics company. Prior to co-founding Meridian in 2014 and BlueLine in 2003, Mr. Shuda was General Counsel to Vicinity Corporation, an internet search company that went public and was acquired by Microsoft in 2002. Prior to his employment with Vicinity, Mr. Shuda practiced law in California and New York, most recently in the Silicon Valley office of Latham & Watkins LLP. Mr. Shuda holds both a Juris Doctor degree and a Masters of Business administration degree from Georgetown University.

Mr. Shuda has extensive experience with the medical devices industry. He brings more than 20 years of professional experience in law, technology and entrepreneurial endeavors in the industry, including transactions that range from initial public offerings and venture financings to mergers and acquisitions. Mr. Shuda serves as the Managing Director of TSV Investment Partners, LLC (“TSV”), which is the sole general partner of Meridian, the Company’s largest stockholder. Accordingly, Mr. Shuda holds voting and dispositive power over the Common Stock held by Meridian. According to the Schedule 13D (the “Meridian 13D”) filed on February 12, 2016 by Meridian, Meridian TSV II, LP (“Meridian TSV”), TSV, BlueLine Capital Partners II, LP (“BlueLine Capital”) and BlueLine, Mr. Shuda disclaims beneficial ownership for purposes of Rule 13d-3 with respect to the Common Stock held by Meridian and BlueLine.

Joseph E. Whitters (Director). Joseph E. Whitters has been a member of the Company's Board of Directors since April 24, 2012. Mr. Whitters has been an Advisor to Frazier Health Care, a venture capital and private equity firm, since 2005. Previously, Mr. Whitters was employed in various capacities with First Health Group Corp. (formerly NASDAQ: FHCC), a nearly $2 billion market capitalization managed healthcare company serving the group health, workers compensation, and state agency markets, including as Chief Financial Officer and Executive Vice President. Prior to joining First Health, Mr. Whitters served as Controller for United HealthCare Corp. Mr. Whitters serves on the board of directors of PRGX Global, Inc., a business service enterprise, where he also serves on the Compensation Committee and Audit Committee, and Analogic (NASDAQ: ALOG), a leading healthcare and security imaging technology Company, where he serves on the Audit Committee and Strategic Alternatives Committee. Mr. Whitters previously served on the board of directors and audit committees of Air Methods Corporation, an air medical transportation company, and various public companies including Omnicell (NASDAQ: OMCL), Mentor Corporation (formerly NYSE: MNT), Solexa (formerly NASDAQ: SLXA), and Luminent Mortgage (formerly NYSE: LUM). Mr. Whitters has also been an advisor or board member with several private companies. Mr. Whitters began his career in public accounting with Peat Marwick and has a Bachelor's of Arts in accounting degree from Luther College in Iowa. Mr. Whitters is a certified public accountant.

Mr. Whitters brings over 20 years of experience in senior financial management positions with healthcare corporations, extensive public company board experience, and the financial expertise and leadership abilities developed during his service in a senior finance role at a large, national health benefits company.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE American LLC. Based upon information solicited from each director and nominee, the Board of Directors has affirmatively determined that each of the directors (including those persons that served as a director during any part of 2017) and nominees are (or, in the case of former directors, were) “independent” within the meaning of NYSE American LLC’s director independence standards, except for: Dr. Lehman, who did not qualify as independent during the period in which he was appointed as Executive Chairman, from May 18, 2017 to March 21, 2018. In determining that Mr. Dreyer was independent, the Board considered his service as a member of the Office of the President as described below, and determined that such service did not interfere with his independence because he received no compensation for such service, served only in an advisory role and did not perform any management or executive functions. In addition, the Board considered Mr. Dreyer's consulting arrangement with the Company and determined that the arrangement did not interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

In addition to the information set forth above, Appendix A sets forth information relating to our directors, nominees for director, and certain of our officers and other employees who are considered "participants" in our solicitation under the applicable SEC rules and regulations by reason of their position as directors or nominees or because they may be soliciting proxies on our behalf.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” TERRY ARMSTRONG, RICHARD DIIORIO, GREGG LEHMAN, DARRELL MONTGOMERY, RON PEELE, CHRISTOPHER SANSONE, SCOTT SHUDA AND JOSEPH WHITTERS FOR ELECTION AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2019 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The Board of Directors does NOT endorse any Morris nominees and urges you NOT to sign or return any proxy card you receive from Morris, even as a protest vote against Morris.

Board of Directors and Committees of the Board of Directors

The Board of Directors has responsibility for the overall governance of the Company. The Board of Directors held a total of 13 meetings during the fiscal year ended December 31, 2017. Each director attended at least 75% of the meetings held by the Board of Directors and of the meetings of each committee on which such director served (or portion of the fiscal year during which he served as a director or committee member). In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephonic and other communications with each other and the executive officers. At each of the regularly scheduled meetings of the Board of Directors held during fiscal year ended December 31, 2017, the independent directors had the opportunity to hold an executive session. The Board has no policy regarding director attendance at annual meetings of stockholders, although each member of the Board attended the 2017 Annual Meeting, either in person or telephonically.

Committees. The Board of Directors has established three standing committees, an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, each of which is comprised entirely of Independent Directors and reports to the Board of Directors. From time to time during the assessment of certain strategic opportunities, the Board may establish a Special Committee comprised wholly of Independent Directors.

Office of the President; Leadership Structure. Upon the departure of Mr. Eric Steen, the Company’s former President and Chief Executive Officer, on May 18, 2017, the Board created a new Office of the President, led by current Chairman of the Board, Dr. Lehman, as Executive Chairman, to support oversight of the Company's strategic initiatives until a new Chief Executive Officer was appointed. The Office of the President also included: Mr. Dreyer, an independent director; Janet Skonieczny, Executive Vice President, Chief Operating Officer, Compliance Officer and Privacy Officer; Richard DiIorio, Executive Vice President and General Manager of Oncology; and Christopher Downs, the Company’s former Executive Vice President and Interim Chief Financial Officer. The Office of the President ended with the appointment of Richard DiIorio as the Company’s new President and Chief Executive Officer on November 15, 2017, and on March 21, 2018, Dr. Lehman vacated the position of Executive Chairman and resumed his previous duty as Chairman of the Board. At that time, the Company returned to its practice of having the different individuals serving as its Chief Executive Officer and Chairman of the Board. We believe that having an independent, non-executive Chairman of the Board represents an appropriate governance practice for the Company at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board’s oversight function.

Audit Committee

The Audit Committee is composed entirely of Independent Directors. The following individuals are the current members of the Audit Committee: Messrs. Whitters, Montgomery and Sansone. Mr. Whitters serves as Chairman of the Audit Committee. The Board of Directors has affirmatively determined that the members of the Audit Committee are “independent,” as defined in the NYSE American LLC listing standards, and under the additional Audit Committee independence standards in Rule 10A-3 of the Exchange Act. The Audit Committee is responsible for meeting with the Company’s independent registered public accounting firm regarding, among other issues, audits and the adequacy of the Company’s accounting and control systems. The Audit Committee held eight meetings during the fiscal year ended December 31, 2017.

The Board of Directors has determined that Mr. Whitters qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Nominating Committee”) is composed entirely of Independent Directors. The following individuals are current members of the Nominating Committee: Messrs. Shuda, Montgomery, Sansone and Whitters. The Board of Directors has affirmatively determined that the members of the Nominating Committee are “independent” as defined in the NYSE American LLC listing standards. Mr. Shuda serves as Chairman of the Nominating Committee. The Nominating Committee held one meeting during the fiscal year ended December 31, 2017. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

The Nominating Committee identifies individuals for nomination to the Board of Directors by the full Board of Directors. The Nominating Committee will consider all qualified director candidates identified by members of the Nominating Committee, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for the consideration of the Nominating Committee may do so by submitting the candidate’s name, résumé and biographical information care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Corporate Secretary, no later than the deadline for submission of stockholder proposals set forth under the section of this proxy statement entitled “Stockholder Proposals for the 2019 Annual Meeting.” All proposals for nomination received by the Corporate Secretary will be presented to the Nominating Committee for consideration.

The Nominating Committee reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

●	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

●

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making; and

●	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

In addition to the above listed criteria, the Nominating Committee considers the diversity of candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Nominating Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying candidates.

Application of these factors requires the exercise of judgment by members of the Nominating Committee and cannot be measured in a quantitative way.

The Nominating Committee applied each of these factors in its review and assessment of the background, independence, skills and expertise of each of the director nominees included in this proxy statement. Members of the Nominating Committee had several meetings and conversations with each of the director nominees.

Compensation Committee

The Compensation Committee is composed entirely of Independent Directors. The following individuals are current members of the Compensation Committee: Messrs. Dreyer, Sansone and Shuda. Mr. Dreyer serves as Chairman of the Compensation Committee. The Board of Directors has affirmatively determined that the members of the Compensation Committee are “independent” as defined in the NYSE American LLC listing standards. The Compensation Committee is responsible for approving the salaries, bonuses and other compensation and benefits of executive officers and directors and administering the InfuSystem Holdings, Inc. (i) Equity Plan, and (ii) Employee Stock Purchase Plan. The Compensation Committee held six meeting during the fiscal year ended December 31, 2017. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

The Compensation Committee evaluates executive officer performance, with input from the Board of Directors and the Chief Executive Officer (for executive officers other than the Chief Executive Officer), in light of the Company’s strategic objectives and establishes compensation levels based on such evaluation. The objectives of the Compensation Committee are to attract and retain experienced and highly qualified personnel and reward our executive officers for advancing critical elements of our strategic plan.

The Compensation Committee has the authority to retain, oversee, terminate, and approve fees for compensation consultants to assist in the discharge of its responsibilities.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Corporate Secretary. All communications will be compiled by the Corporate Secretary and submitted to the addressee.

Code of Conduct and Business Ethics

The Company also has a Code of Business Conduct and Ethics Policy applicable to the Chief Executive Officer, Chief Financial Officer and principal accounting officer, and other financial professionals. The Code of Business Conduct and Ethics Policy is available on the “Governance” page of our website at www.infusystem.com. Only the Board of Directors can amend or grant waivers from the provisions of the Company’s Code of Ethics, and any such amendments or waivers will be posted promptly at www.infusystem.com. To date, no such amendments have been made or waivers granted.

The Board of Directors’ Role in Risk Oversight

The Board of Directors is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) the Company’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board annually reviews the Company’s enterprise risk management and receives regular updates on risk exposures via the Audit Committee and senior management.

While the Board as a whole has responsibility for risk oversight, including Chief Executive Officer succession planning, the committees of the Board also oversee the Company’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

Directors’ Compensation

The following table sets forth the compensation for the Company’s non-employee directors who served during the fiscal year ended December 31, 2017.

Name	Fees Earned or Paid in Cash ( $ )	Option Awards ( $ ) (3)	All Other Compensation ( $ ) (4)	Total ( $ )
David Dreyer (1)	$67,479	$48,095	$40,000	$155,574
Gregg Lehman (1)	$103,301	$115,429	$-	$218,730
Darrell Montgomery (2)	$17,197	$21,966	$-	$39,163
Christopher Sansone (2)	$18,877	$21,966	$-	$40,843
Scott Shuda (1)	$61,079	$48,095	$-	$109,174
Joseph Whitters (1)	$68,334	$48,095	$-	$116,429

(1)

As part of their compensation package, each Independent Director, with the exception of Dr. Lehman, who received options to purchase 60,000 shares of the Company’s Common Stock as Chairman, received options to purchase 25,000 shares of the Company’s Common Stock. In 2017, each Independent Director received two compensation packages. The first package was awarded on January 18, 2017 and was for their 2016 awards. No awards were issued to any Director in 2016. The second package was awarded on September 7, 2017 and was for their 2017 awards. As of December 31, 2017, Messrs. Dreyer and Whitters each had 75,000 aggregate outstanding stock options (54,167 of which were exercisable) that expire in equal installments of 25,000 on May 12, 2020, January 17, 2022 and September 6, 2022. As of December 31, 2017, Dr. Lehman had 180,000 aggregate outstanding stock options (130,000 of which were exercisable) that will expire in equal installments of 60,000 on May 12, 2020, January 17, 2022 and September 6, 2022. As of December 31, 2017, Mr. Shuda had 50,000 aggregate outstanding stock options (29,167 of which were exercisable) that will expire in equal installments of 25,000 on January 17, 2022 and September 6, 2022.

(2)

Mr. Montgomery and Sansone were elected to the Board of Directors on June 22, 2017 and received a pro-rata portion of their director fees for 2017. As of December 31, 2017, Mr. Montgomery and Sansone each had 25,000 aggregate outstanding stock options (6,250 of which were exercisable) that will expire on September 6, 2022.

(3)

Amounts include both the 2017 and 2016 compensation packages. Mr. Montgomery and Sansone were not awarded any options from the January 18, 2017 awards as they were not elected to the Board until June 22, 2017. These options were granted to the Independent Directors on January 18, 2017, for the 2016 compensation package, and September 7, 2017, for the 2017 compensation package. The 2016 compensation awards were excluded from the Directors’ Compensation table used in the 2016 Proxy Statement.

(4)

Mr. Dreyer entered into a consulting agreement with the Company dated April 15, 2017, pursuant to which Mr. Dreyer provided certain finance and accounting services to the Company. Under the agreement, Mr. Dreyer was entitled to a consulting fee of $10,000 per month (subject to an annual cap to preserve Mr. Dreyer’s status as an independent director) and reimbursement of expenses. The term of the agreement renewed on a monthly basis and concluded in August 2017.

Current Independent Director Compensation

The following is a description of the cash compensation for the Company’s Directors. Each of the Directors will receive the following annual cash compensation arrangements:

●	$50,000 for each non-executive Independent Director on the Board;
●	$100,000 for the Chairman;
●	$15,000 for the Chair of the Audit Committee and $10,000 for each Audit Committee member;
●	$10,000 for the Chair of the Compensation Committee and $6,667 for each Compensation Committee member; and
●	$5,000 for the Chair of the Nominating and Governance Committee and $3,334 for each Nominating and Governance Committee member.

Board and Committee compensation are paid quarterly, on calendar quarters.

The following is a description of the stock compensation for the Company’s Directors. Each of the Directors will receive the following annual stock compensation arrangements:

●	Options for 25,000 shares of the Company’s Common Stock for each Independent Director; and
●	Options for 60,000 shares of the Company’s Common Stock for the Chairman.

Any such grant of options to Directors would be contingent upon sufficient share capacity under the Company’s Equity Plan. Further, such options would typically be granted on the date of the Company’s annual meeting of stockholders, however, in 2017, the Board granted options pertaining to the 2016 period on January 18, 2017 and the shares pertaining to the 2017 period on September 7, 2017. Options were granted with an exercise price equal to the closing price of the Company’s Common Stock on the date of grant and vest monthly over a period of one year and immediately upon a change in control, as defined under the Company’s Equity Plan.

PROPOSAL 2 —

APPROVAL OF AMENDMENTS TO THE INFUSYSTEM HOLDINGS, INC. 2014 EQUITY PLAN

On March 21, 2018, the Board of Directors adopted amendments to the Company's 2014 Equity Plan, subject to stockholder approval at the Annual Meeting, to increase the number of shares of our Common Stock available for issuance under the 2014 Equity Plan and to make additional amendments to the 2014 Equity Plan as described below. We believe that operation of the 2014 Equity Plan is important in attracting, retaining, and rewarding directors, officers, other employees, and persons who provide services to the Company and its subsidiaries. It is the judgment of our Board of Directors that the amendments to the 2014 Equity Plan are in the best interests of the Company and its stockholders.

The 2014 Equity Plan was approved by our stockholders at our 2014 annual meeting of stockholders and became effective on April 8, 2014. The 2014 Equity Plan replaced the Company's 2007 Stock Incentive Plan. Under the 2014 Equity Plan, as initially adopted, the maximum number of shares reserved for issuance under the 2014 Equity Plan is 2,000,000 shares. In addition, if an award under the 2014 Equity Plan is cancelled, forfeited, or expires, or if shares subject to such an award are used to satisfy the exercise price with respect to such award, the shares subject to such forfeited, expired, or cancelled award or the shares used to satisfy such exercise price may again be awarded under the 2014 Equity Plan. As of June 8, 2018, there were 374,676 shares remaining available for issuance under the 2014 Equity Plan and 1,602,045 shares subject to outstanding awards under the 2014 Equity Plan. If stockholders do not approve the amendments to the 2014 Equity Plan, the amendments will not be given effect, and the 2014 Equity Plan will continue as in effect prior to amendment.

Summary of Key Amendments

If approved, the amendments would make the following changes to the 2014 Equity Plan:

Increase in Authorized Shares	The amendments would increase the number of shares authorized for issuance under the 2014 Equity Plan by 1,000,000 shares.

Place a Limitation on Awards to Non-Employee Directors	The amendments would place a limitation on awards to non-employee directors granted awards under the 2014 Equity Plan of a fair value not in excess of $200,000 in any calendar year.

Additional Changes	The amendments would also include several non-materials changes to the 2014 Equity Plan to facilitate the amendment described above imposing a limitation on awards to non-employee directors.

Background and Determination of Share Amounts

The following factors, among others, were taken into account by our Board of Directors in approving the increase in the number of shares available for issuance under the 2014 Equity Plan as proposed in the amendments to the 2014 Equity Plan: the historical burn rate under our stockholder-approved equity plans; the number of shares remaining available under the 2014 Equity Plan for future awards; the number of outstanding unvested and unexercised equity awards; and the potential dilution resulting from the proposed increase in shares available under the amended 2014 Equity Plan.

In setting the number of proposed additional shares issuable under the 2014 Equity Plan under the proposed amendments, our Board of Directors also considered the following annual share usage under our equity compensation program for fiscal 2015-2017 as follows:

	Fiscal 2017	Fiscal 2016	Fiscal 2015	Average
Options Granted	1,087,500	600,000	470,000	719,167
Restricted Stock Granted - Full Value Awards at *	-	-	123,326	41,109
Total Shares Granted	1,087,500	600,000	593,326	760,275
Weighted Average Common Shares Outstanding	22,739,651	22,617,901	22,843,235	22,733,596
Burn Rate - Annual Usage **	4.78%	2.65%	2.60%	3.34%

*	The number of shares subject to restricted stock awards in the table equals the actual number of shares subject to such awards multiplied by 2.0, as required under 6.1 of the Plan.
**

Represents Total Shares Granted divided by Weighted Average Common Stock Outstanding. Total Shares Granted includes shares subject to awards that were forfeited, expired, or cancelled and shares used to satisfy the exercise price of awards, which became available again for awards under the 2014 Equity Plan.

The historical amounts shown above are not necessarily indicative of the shares that might be awarded in fiscal 2018 and beyond, including under the 2014 Equity Plan.

If we continue making equity awards consistent with our practices over the past three years as set forth above, we estimate that the shares available for future awards, including the increase of 1,000,000 additional shares available for issuance if the amendments to the 2014 Equity Plan are approved, will be sufficient for awards for at least 1 year. While we believe this estimate is reasonable, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, payout levels of performance-based awards, changes in the structure of our long-term equity incentive program and forfeitures of outstanding awards.

As of June 8, 2018, we had approximately 1,602,045 shares of common stock subject to outstanding equity awards. The 1,602,045 shares are comprised of 4,544 restricted shares plus 1,597,501 shares subject to outstanding stock options. The 1,602,045 shares comprise 7.0% of the Company's weighted average common shares outstanding. The increase of 1,000,000 additional shares available for issuance under the 2014 Equity Plan as proposed by the amendments, together with the 374,676 remaining shares available for issuance under the 2014 Equity Plan, would increase the fully diluted overhang percentage by an additional 6.1% to approximately 13.1%.

Additional information in respect of price, term and overhang by equity grant award type currently outstanding, as of June 8, 2018, is included in the following table:

	Options	Restricted Shares
Weighted Average Exercise Price/Grant Date Fair Value *	$2.22	$2.62
Weighted Average Remaining Recognition Period	3.22 years	1 year
Overhang of Currently Outstanding Awards	7.0%	-

* Represents the weighted average grant date exercise price for options and weighted average grant date fair value for shares of restricted stock.

In its determination to recommend that the Board approve the amendments to the 2014 Equity Plan, the Compensation Committee reviewed the foregoing burn rate, dilution and overhang metrics, as well as peer group market practices and trends, and the cost of the amended 2014 Equity Plan.

Description of the Amended 2014 Equity Plan

The principal provisions of the 2014 Equity Plan, as proposed to be amended, are summarized below. The summary is not a complete description of all of the amended 2014 Equity Plan’s provisions and is qualified in its entirety by reference to a composite copy of the 2014 Equity Plan, as proposed to be amended, which is attached to this Proxy Statement as Appendix B. All references to the 2014 Equity Plan in the following description refer to the 2014 Equity Plan, as proposed to be amended. Capitalized terms used in the summary below that are not defined in the summary have the meanings set forth in the 2014 Equity Plan, as proposed to be amended.

Purpose

The purpose of the 2014 Equity Plan is to advance the interests of the Company and its stockholders by providing a means (i) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, (ii) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (iii) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders.

Aggregate Limitation on Stock-Based Awards

Shares issued pursuant to the 2014 Equity Plan will be the Company’s Common Stock. The aggregate number of Shares that may be issued under the 2014 Equity Plan during the life of the 2014 Equity Plan will not exceed 3,000,000, subject to adjustment as discussed below. Shares issued that are reacquired by the Company in connection with a forfeiture or other failure to satisfy performance conditions will not be treated as having been issued for purposes of this limit. Shares delivered under the 2014 Equity Plan may be newly issued Shares, treasury Shares or any combination of the two.

Administration

The Compensation Committee will have the authority to select award recipients, determine the type, size and other terms and condition of the award, and make all other decisions and determinations as may be required under the 2014 Equity Plan.

Type of Awards

The Compensation Committee is authorized to grant awards payable in either Shares or cash, including Shares, Shares subject to restrictions and a risk of forfeiture, options to purchase Shares, stock appreciation rights, Share units, performance units and dividend equivalents. These awards may be granted as a bonus, or in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements.

Terms and Conditions of Awards

The Compensation Committee will determine the size of each award to be granted (including, where applicable, the number of Shares to which an award will relate), and all other terms and conditions of each award (including any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability or settlement of an award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications, in each case based on such considerations as the Compensation Committee may determine). The Compensation Committee will have the authority to delegate any or all of its authority to the extent such delegation is consistent with applicable law.

Terms and Conditions of Options

In no event will the exercise price of any option be less than the Market Value (as defined below) of a Share on the date of grant. Except in the event of an adjustment, as described below under the heading “Adjustments,” the exercise price of any outstanding option to purchase Shares or an outstanding stock appreciation right may not be reduced, nor may an outstanding option to purchase Shares or stock appreciation right be cancelled in exchange for a new award with a lower (or no) purchase price or for cash, without stockholder approval. “Market Value” means the closing price (or the average mean of the closing bid and asked prices for a Share) of the Company’s Common Stock reported on the Company’s principal stock exchange, NYSE American LLC, for trading on the date of grant.

Stand-Alone, Additional, Tandem, and Substitute Awards

The Compensation Committee may, in its discretion, grant awards under the 2014 Equity Plan alone or in addition to, in tandem with, or in substitution or exchange for, any other award granted under the 2014 Equity Plan or under another plan of the Company, any Subsidiary, or any business entity that may be acquired by the Company or a Subsidiary, or any other right of a participant to receive payment from the Company or any Subsidiary.

Eligibility

Individuals who are (i) employees (including officers) of the Company or any Subsidiary, (ii) Non-Employee Directors, (iii) any other individual or entity who provides substantial personal services to the Company or any Subsidiary, and (iv) any individual who has agreed to become an employee of the Company or a Subsidiary are eligible to receive awards under the 2014 Equity Plan, if selected by the Compensation Committee in its discretion. As of June 8, 2018, there were approximately 18 employees, five Non-Employee Directors, and no other individuals who would be eligible for awards under the 2014 Equity Plan.

Per Participant Limitations

In any calendar year, Participants other than Non-Employee Directors may not be granted stock-based awards under the 2014 Equity Plan that relate to more than 500,000 Shares, or cash-based awards that can be settled for more than $500,000. In any calendar year after December 31, 2017, Non-Employee Directors may not be granted any Award with a fair market value in excess of $200,000.

Certain Performance-Based Awards

The Compensation Committee may grant performance awards, which may be cash-denominated awards or stock-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition to the grant, exercise or settlement of the performance awards. Performance may be measured over a period of any length specified by the Compensation Committee, up to ten (10) years. If so determined by the Compensation Committee, the business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards to the named executive officers will be based on one or more of the following individual, corporate-wide or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax net income; (2) pre-tax or after-tax operating income; (3) gross revenue; (4) profit margin; (5) stock price (including market capitalization; (6) cash flow(s); (7) market share; (8) pre-tax or after-tax earnings per share; (9) pre-tax or after-tax operating earnings per share; (10) expenses; (11) return on equity; and (12) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, clinical goals, distribution and development goals, sales force goals and strategic alliance goals.

Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets and/or the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units), and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity and/or shares outstanding, or to assets or net assets.

Adjustments

In the event of any change in the outstanding shares of Common Stock by reason of any Share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of shares of Common Stock, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to stockholders, or other similar corporate transaction, the Compensation Committee shall make such substitution or adjustment as is equitable and appropriate in order to preserve, without enlarging, the rights of participants, as to (i) the number and kind of Shares which may be delivered pursuant to awards, (ii) the number and kind of Shares subject to or deliverable in respect of outstanding awards, and (iii) the exercise price, grant price or purchase price relating to any award. In addition, the Compensation Committee shall make such equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, awards (including cancellation of awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for awards, or adjustment to performance goals in respect of awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company’s outstanding shares of Common Stock, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding awards, such treatment shall govern without the need for any action by the Compensation Committee.

Amendment, Termination

The Compensation Committee may amend, suspend, discontinue, or terminate the 2014 Equity Plan or the Board of Director’s authority to grant awards under the plan without stockholder approval, except as required by law or regulation. Unless earlier terminated, the 2014 Equity Plan will terminate ten years after its approval by stockholders.

Federal Income Tax Implications of the Plan

The Federal income tax consequences arising with respect to awards granted under the 2014 Equity Plan will depend on the type of the award. As a general rule, the recipient will recognize ordinary income at the time of payment of cash, or delivery of actual Shares. Future appreciation on Shares held beyond the ordinary income recognition event will be taxable to the recipient at capital gains rates when the Shares are sold. The Company as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances, among others: (i) if Shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to include the amount in income notwithstanding the risk of forfeiture); (ii) if an employee is granted an option that qualifies as “incentive stock option”, no ordinary income will be recognized (but rather any gain recognized will be capital), and the Company will not be entitled to any tax deduction, if Shares acquired upon exercise of such option are held at least one year from the date of exercise and two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to certain covered employees, if and to the extent, such compensation, along with any other compensation paid in the same calendar year to such individual, exceeds $1 million, and (iv) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied. The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2014 Equity Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2014 Equity Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits under the Plan

The Compensation Committee has not made any grants of awards under the 2014 Equity Plan that are conditioned upon stockholder approval of the proposed amendments to the 2014 Equity Plan. Awards under the 2014 Equity Plan generally will be granted in the discretion of the Compensation Committee. Accordingly, future benefits that would be received by the executive officers and other eligible employees under the 2014 Equity Plan cannot be determined at this time.

Equity Compensation Plan Information

A summary of our securities authorized for issuance under equity compensation plans as of December 31, 2017 is set forth on page 36 of this Proxy Statement and additional information is included in the Company’s Annual Report on Form 10-K filed with the SEC on March 19, 2018.

Other Information

The market value of our Common Stock was $3.10 per share based on the closing price on June 8, 2018.

The following persons and groups have received grants of stock options to purchase the following number of shares under the 2014 Equity Plan since its inception through June 8, 2018: (a) the named executive officers, Richard DiIorio — options to purchase 365,000 shares, Janet Skonieczny — options to purchase 110,000 shares;  Christopher Downs — options to purchase 160,000 shares; and Eric Steen — options to purchase 135,000 shares; (b) all current executive officers as a group (two persons) — options to purchase 525,000 shares; (c) all current directors who are not executive officers as a group (six persons) — options to purchase 430,000 shares; and (d) all employees, including all current officers who are not executive officers, as a group — options to purchase 647,045 shares. The amounts shown include shares subject to options that may have been forfeited in whole or in part.

Required Vote

The proposal to approve the amendments to the Company's 2014 Equity Plan (Proposal 2) will require the affirmative vote of a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present at the Annual Meeting, in person or by proxy, and entitled to vote in accordance with applicable listing rules of the NYSE American LLC. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Recommendation:

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S 2014 EQUITY PLAN.

PROPOSAL 3—

ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Pursuant to Section 14A to the Exchange Act adopted in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Such a “say-on-pay” vote gives our stockholders the opportunity to express their views on the Company’s executive compensation policies and programs and the compensation paid to the named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

The Board of Directors recommends a vote FOR approval of the advisory resolution in this Proposal 3 because it believes that the Company’s executive compensation policies and practices are effective in incentivizing our named executive officers to achieve the Company’s goals of growth and sustained financial and operating performance, aligning executives’ interests with those of the stockholders, and attracting, retaining, motivating and rewarding highly talented executives. Please refer to “Executive Officers” and “Executive Compensation” in this proxy statement, including the tabular and narrative disclosure regarding executive compensation, for details about our executive compensation policies and programs and information about the fiscal year 2017 and current compensation of our named executive officers.

The vote on this Proposal 3 is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation. The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis, and the next such vote will occur at the 2019 Annual Stockholders Meeting.

Recommendation:

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 —

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO USA, LLP as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2018. The Board of Directors is submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice.

In the event that the stockholders fail to ratify the appointment of BDO USA, LLP, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of the Company’s stockholders.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation:

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

Executive Officers

Executive Officers

The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors, and hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal. Set forth below are the names and certain biographical information regarding the Company's executive officers.

Name	Age	Position
Richard DiIorio (1)	43	President, Chief Executive Officer and Director
Gregory Schulte	51	Executive Vice President and Chief Financial Officer
Trent Smith	49	Executive Vice President, Chief Accounting Officer and Corporate Controller

(1) See "Directors" for biographical information regarding Mr. DiIorio.

Gregory Schulte

Gregory Schulte was hired to serve as the Company’s Chief Financial Officer in April 2018. Mr. Schulte served as the Vice President and Corporate Controller at Innocor, Inc. (“Innocor”), a manufacturer, from June 2015 until he joined the Company. Prior to joining Innocor, Mr. Schulte served as Vice-President and Corporate Controller at Corporate Resource Services, a provider of staffing services, from December 2010 to July 2014. Prior to 2010, Mr. Schulte held various positions as Chief Financial Officer, Vice President, and Corporate Controller at various public and private equity-owned corporations. Mr. Schulte holds a Bachelor of Science degree from Boston College and an MBA from New York University. He also served as a First Lieutenant in the United States Army and led a platoon in Operation Desert Storm.

Trent N. Smith

Trent N. Smith has served as the Company’s Executive Vice President and Chief Accounting Officer since August 2016. Mr. Smith also assumed the roles of Treasurer and Principal Financial Officer upon the resignation of the Company’s Interim Chief Financial Officer. Prior to August 2016, Mr. Smith served as the Company’s Vice President and Corporate Controller, and he continues to serve as Corporate Controller. Prior to joining the Company in November 2011, Mr. Smith served Syncreon Holdings as Director of External Reporting and Champion Enterprises as Director of Accounting and Financial Reporting. Earlier in Mr. Smith’s career, he served as Director of External Financial Reporting for Dura Automotive, as Director of Internal Controls/Finance at Valeo Wiper Systems, Inc. and Controller of Valeo Distribution, both subsidiaries of Valeo, Inc. Mr. Smith began his career as an auditor with Deloitte & Touche, LLP for three years and spent four years in the United States Navy. Mr. Smith holds a Bachelors of Science in accounting from the University of Illinois and holds a license as a Certified Public Accountant. As previously announced, Mr. Smith will be resigning from the Company effective June 15, 2018.

EXECUTIVE COMPENSATION

Smaller Reporting Company Status

The Company is a "smaller reporting company," as defined in Item 10(f)(1) of Regulation S-K. As a "smaller reporting company," the Company is permitted to provide the scaled disclosure required by Items 402(m)-(r) of Regulation S-K in lieu of the more extensive disclosure required of other reporting companies.

Summary Compensation Table

The following table sets forth the compensation of the named executive officers of the Company for the fiscal years presented below.

Name and Principal Position	Year	Salary ( $ )	Bonus ( $ )	Option Awards (1) ( $ )	All Other Compensation (2) ( $ )	Total ( $ )
Rich DiIorio President and Chief	2017	$235,227	$78,602	$287,981	$32,813	$634,622
Executive Officer	2016	$223,019	$34,757	$34,240	$16,020	$308,036
Janet Skonieczny Former EVP and Chief Operating Officer,	2017	$273,565	$107,152	$51,853	$51,870	$484,440
Compliance Officer, Privacy
Officer (3)	2016	$268,613	$52,666	$51,360	$34,538	$407,177
Christopher Downs Former EVP, Interim Chief	2017	$211,696	$47,191	$46,050	$22,750	$327,687
Financial Officer and
Treasurer (4)	2016	$201,682	$19,218	$51,360	$8,053	$280,313
Eric Steen Former President and Chief	2017	$146,731	$-	$34,816	$231,250	$412,797
Executive Officer (5)	2016	$350,000	$-	$64,200	$16,691	$430,891

(1)

In accordance with the SEC's proxy disclosure rules, included in the "Stock Awards" and "Option Awards" columns are the aggregate grant date fair values of stock awards and option awards made during the respective fiscal years computed in accordance with FASB ASC Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as in the case of stock options the expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 10 of the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)

The Company matches all of an employee's 401(k) contribution up to a maximum of 5% of a participant’s eligible salary, or certain statutory limits. All Other Compensation for 2017 consists of the following: (i) for Mr. DiIorio, $8,800 for an automobile allowance, $15,939 for vacation pay-out, $217 for life insurance benefits, $6,140 for 401(k) match and $1,717 for retro pay; (ii) for Ms. Skonieczny,$9,600 for an automobile allowance, $26,488 for vacation pay-out, $1,161 in life insurance benefits, $13,500 for 401(k) match, $621 for retro pay and $500 for employer paid health savings account; (iii) for Mr. Downs $21,332 for vacation payout, $176 for life insurance benefits, $242 for retro pay and $1,000 for employer paid health savings account; and (iv) for Mr. Steen, $660 for life insurance benefits, $26,321 for vacation pay-out, $1,000 for employer paid health savings account and $203,269 in severance pay. All Other Compensation for 2016 consists of the following: (i) for Ms. Skonieczny, $9,600 for an automobile allowance, $10,053 for vacation pay-out, $1,135 in life insurance benefits, $13,250 for 401(k) match and $500 for employer paid health savings account; and (ii) for Mr. Steen, $1,980 for life insurance benefits, $461 for vacation pay-out, $13,250 for 401(k) match and $1,000 for employer paid health savings account.

(3)

The employment of Ms. Skonieczny ended on April 28, 2018 due to her retirement. The "Option Awards" column reflects certain grants of stock options to Ms. Skonieczny, which were scheduled to be forfeited in connection with her departure unless they were exercised within a period of three months from the date Ms. Skonieczny ceased to be an employee of the Company and its subsidiaries. On June 5, 2018, the Company and Ms. Skonieczny entered into an agreement pursuant to which all of her outstanding vested stock options were canceled in exchange for a cash payment of $24,146 to Ms. Skonieczny and Ms. Skonieczny's release of claims against the Company relating to such awards.

(4)

The employment of Mr. Downs ended on March 31, 2018 due to his resignation. The "Option Awards" column reflects certain grants of stock options to Mr. Downs, which were scheduled to be forfeited in connection with his departure unless they were exercised within a period of three months from the date Mr. Downs ceased to be an employee of the Company and its subsidiaries. On May 11, 2018, the Company and Mr. Downs entered into an agreement pursuant to which all of his outstanding vested such stock options were canceled in exchange for a cash payment of $28,883 to Mr. Downs and Mr. Downs' release of claims against the Company relating to such awards.

(5)

The employment of Mr. Steen concluded as of May 18, 2017. The “Option Awards” column reflects certain grants of stock options to Mr. Steen, which were subsequently forfeited in connection with his departure.

Outstanding Equity Awards at Fiscal Year End

The following table shows all unexercised options, stock that has not vested and stock incentive plan awards for each of the named executive officers as of December 31, 2017:

	Option Awards:				Stock Awards:
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)

Rich DiIorio (3)	50,000	-	$2.69	12/08/24	-	$-	200,000	$55,000
	17,188	7,812	$2.60	03/10/25	-	$-	-	$-
	17,778	22,222	$2.76	08/18/26	-	$-	-	$-
	6,250	18,750	$2.15	03/15/27	-	$-	-	$-
	-	25,000	$1.98	09/06/27	-	$-	-	$-
	4,167	195,833	$2.00	11/15/22	-	$-	-	$-

Janet Skonieczny (4)	26,667	33,333	$2.76	08/18/26	3,333	$7,665.90	-	$-
	6,250	18,750	$2.15	03/15/27	-	$-	-	$-
	-	25,000	$1.98	09/06/27	-	$-	-	$-

Christopher Downs (5)
	10,000	-	$1.93	06/15/19	-	$-	-	$-
	25,000	-	$2.69	12/08/24	-	$-	-	$-
	13,750	6,250	$2.60	03/10/25	-	$-	-	$-
	26,667	33,333	$2.76	08/18/26	-	$-	-	$-
	5,000	15,000	$2.15	03/15/27	-	$-	-	$-
	-	25,000	$1.98	09/06/27	-	$-	-	$-

Eric Steen (6)	1,667	28,333	$2.15	03/15/27	8,333	$19,165.90	-	$-
	16,667	58,333	$2.76	08/18/26	-	$-	-	$-
	60,000	-	$3.00	03/06/19	-	$-	-	$-
	300,000	-	$1.75	04/01/23	-	$-	-	$-
	400,000	-	$2.75	04/01/23	-	$-	-	$-

(1)

Represents unvested restricted stock units, each representing a contingent right to receive one share of the Company's Common Stock, multiplied by $2.30, the closing price of the Company's Common Stock on December 29, 2017 (the last trading day in fiscal 2017), as quoted by the NYSE American LLC.

(2)

As part of Mr. DiIorio’s employment agreement, dated November 15, 2017, he was awarded 200,000 Stock Appreciation Rights (“SARs”) that have the following criteria: 200,000 SARs will vest and become exercisable on December 31, 2018 and will expire on March 31, 2019.

(3)

At December 31, 2017, Mr. DiIorio owned: (i) unvested options to purchase 7,813 shares of Common Stock, which vest in 15 equal remaining monthly installments on the 12th day of each month; (ii) unvested options to purchase 22,222 shares of Common Stock, which vest in 20 equal remaining monthly installments on the 17th day of each month; (iii) unvested options to purchase 18,750 shares of Common Stock, which vest in 27 equal remaining monthly installments on the 17th day of each month; (iv) unvested options to purchase 25,000 shares of Common Stock, which vest in three equal annual installments starting on September 8, 2018; (v) unvested options to purchase 195,833 shares of Common Stock, which vest in 47 equal remaining monthly installments on the 16th day of each month. At December 31, 2017, Mr. DiIorio owned 200,000 SARs which vest based on share price and achievement of performance goals and can be settled in cash or shares.

(4)

At December 31, 2017, Ms. Skonieczny owned 3,333 restricted stock units, which vest in two equal remaining annual installments on March 12th of each year. Settlement of the underlying shares of Common Stock will occur on each vesting date. At December 31, 2017, Ms. Skonieczny owned: (i) unvested options to purchase 33,333 shares of Common Stock, which vest in 20 equal remaining monthly installments on the 17th day of each month; (ii) unvested options to purchase 18,750 shares of Common Stock, which vest in 27 equal remaining monthly installments on the 17th day of each month; (iii) unvested options to purchase 25,000 shares of Common Stock, which vest in three equal annual installments starting on September 8, 2018. The employment of Ms. Skonieczny ended on April 28, 2018 due to her retirement. The "Option Awards" column reflects certain grants of stock options to Ms. Skonieczny, which were scheduled to be forfeited in connection with her departure unless they were exercised within a period of three months from the date Ms. Skonieczny ceased to be an employee of the Company and its subsidiaries. The “Stock Awards” column reflects grants of stock to Ms. Skonieczny, which were subsequently forfeited in connection with her departure. On June 5, 2018, the Company and Ms. Skonieczny entered into an agreement pursuant to which all of her outstanding vested stock options were canceled in exchange for a cash payment of $24,146 to Ms. Skonieczny and Ms. Skonieczny's release of claims against the Company relating to such awards.

(5)

At December 31, 2017, Mr. Downs owned: (i) unvested options to purchase 6,250 shares of Common Stock, which vest in 15 equal remaining monthly installments on the 12th day of each month; (ii) unvested options to purchase 33,333 shares of Common Stock, which vest in 20 equal remaining monthly installments on the 17th day of each month; (iii) unvested options to purchase 15,000 shares of Common Stock, which vest in 27 equal remaining monthly installments on the 17th day of each month; (iv) unvested options to purchase 25,000 shares of Common Stock, which vest in three equal annual installments starting on September 8, 2018. The employment of Mr. Downs ended on March 31, 2018 due to his resignation. The "Option Awards" column reflects certain grants of stock options to Mr. Downs, which were scheduled to be forfeited in connection with his departure unless they were exercised within a period of three months from the date Mr. Downs ceased to be an employee of the Company and its subsidiaries. On May 11, 2018, the Company and Mr. Downs entered into an agreement pursuant to which all of his outstanding vested stock options were canceled in exchange for a cash payment of $28,883 to Mr. Downs and Mr. Downs' release of claims against the Company relating to such awards.

(6)

The employment of Mr. Steen ended as of May 18, 2017. All vested and unvested options and Common Stock awards were subsequently forfeited in connection with his departure. In accordance with Mr. Steen’s stock option agreements, any stock option exercisable had to be exercised within a period of three months from the date he ceased to be an employee or director of the Company and its subsidiaries.

Agreements with Mr. DiIorio

Pursuant to an Employment Agreement (the "DiIorio Employment Agreement") effective as of November 15, 2017, Mr. DiIorio was named Chief Executive Officer and is entitled to receive: (i) a base salary of $312,000; and (ii) an annual performance bonus of up to 50% of his base salary, or $156,000 annually, based upon satisfaction of performance objectives to be developed by the Compensation Committee. Mr. DiIorio is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee. Mr. DiIorio will be considered an “at will” employee, whereby Mr. DiIorio’s employment with the Company may be terminated at any time by either party. Pursuant to the DiIorio Employment Agreement, Mr. DiIorio is also eligible for additional option grants and SARs as determined by the Compensation Committee. Mr. DiIorio is subject to a two-year non-solicitation provision for soliciting customers or employees or diverting business from the Company and a two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business. The DiIorio Employment Agreement contains customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification provisions applicable to the duration of Mr. DiIorio’s employment and thereafter.

Under the DiIorio Employment Agreement, Mr. DiIorio’s employment will terminate immediately upon his death or permanent disability. Mr. DiIorio would be entitled to: (i) the unpaid base salary earned for services rendered through the date of his death or permanent disability; (ii) any accrued but unpaid incentive compensation earned in the previous year ("Bonus Amount") as of the date of his death or permanent disability; (iii) the accrued but unpaid paid time off ("PTO") earned through the date of his death or permanent disability; and (iv) the limited death, disability, and/or income continuation benefits. In the event Mr. DiIorio is involuntarily terminated by the Company without "cause" (as defined in the DiIorio Employment Agreement), Mr. DiIorio will be entitled to receive: (i) the unpaid base salary earned for services rendered through the date of such termination; (ii) any accrued and unpaid Bonus Amount; (iii) the accrued but unpaid PTO; (iv) unreimbursed amounts to which he is entitled to reimbursement under the DiIorio Employment Agreement; (v) a severance payment, in an aggregate amount equal to three months of Mr. DiIorio’s then-current base salary; and (vi) three months of COBRA coverage.

Mr. DiIorio received, pursuant to the terms of a Stock Option Agreement by and between the Company and Mr. DiIorio, dated as of November 15, 2017 (the "Stock Option Agreement"), 200,000 stock options from the Company's 2014 Equity Plan, with an exercise price of $2.00. The stock options were granted on November 15, 2017 and will vest monthly over a four-year period and will expire on the fifth anniversary of their grant date. Additionally, in the event of Mr. DiIorio’s involuntary termination by the Company without "cause," that portion of the stock options that by their terms have not become exercisable will become immediately exercisable and, along with any portion of the stock options that have become exercisable prior to the date of such termination, will remain exercisable for three months. If Mr. DiIorio dies while the stock options are outstanding, then the personal representative or beneficiary under his will or in accordance with the laws of inheritance will have the right to exercise vested stock options until the expiration date of the stock options or for 12 months, whichever is earlier. If Mr. DiIorio terminates his employment with the Company voluntarily, unvested stock options will immediately terminate and cease to be exercisable and Mr. DiIorio will have until the expiration date of the stock options or a period of three months to exercise vested stock options, whichever is earlier. If Mr. DiIorio is terminated for "cause," he will be entitled to receive any: (i) unpaid base salary earned for services rendered through the date of his termination; (ii) accrued but unpaid Bonus Amount as of the date of his termination; and (iii) accrued but unpaid PTO earned through the date of his termination. If Mr. DiIorio is terminated for "cause," the stock options will terminate immediately, whether or not then exercisable. The vesting of the stock options may also be accelerated by the Compensation Committee, in its sole discretion.

Under the Stock Option Agreement, in the event of a Change in Control (as defined below), the Committee will take or cause to be taken one or more of the following actions to be effective as of the date of such Change in Control:

(a) provide that Mr. DiIorio’s options shall be assumed, or equivalent options shall be substituted (“Substitute Options”), by the acquiring or succeeding corporation (or an affiliate thereof), provided that: the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act of 1933, as amended (the “1933 Act”), or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act (collectively, “Registered Securities”), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then Mr. DiIorio will receive upon consummation of the Change in Control transaction a cash payment for the option surrendered equal to the difference between (1) the fair market value of the consideration to be received for each share of Common Stock in the Change in Control transaction times the number of shares of Common Stock subject to the surrendered option, and (2) the aggregate exercise price of the surrendered option; or

(b) in the event of a transaction under the terms of which the holders of the shares of Common Stock of the Company will receive upon consummation thereof a cash payment (the “Merger Price”) for each share of Common Stock exchanged in the Change in Control transaction, to make or to provide for a cash payment to Mr. DiIorio equal to the difference between (A) the Merger Price times the number of shares of Common Stock under the option (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such shares of Common Stock under the option in exchange for such shares of Common Stock under the option.

For purposes of the Stock Option Agreement, the term “Change in Control” means: (i) the sale of all or substantially all of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity; or (iii) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of fifty percent (50%) or more of the outstanding voting securities of the Company by any person, trust, entity or group.

Mr. DiIorio further received, pursuant to the terms of a Stock Appreciation Right Award Agreement by and between the Company and Mr. DiIorio, dated as of November 15, 2017 (the "SAR Agreement"), 200,000 SARs from the Company's 2014 Equity Plan, with an exercise price of $2.00 and an expiration date of March 31, 2019. Each SAR entitles Mr. DiIorio to receive, upon exercise, an amount equal to the excess of (i) the market value of a share on the date of exercise, over (ii) the “exercise price per stock appreciate right.” The SARs are broken down as follows: (i) 100,000 SARs will vest and become exercisable during the period beginning on December 31, 2018, and ending on the expiration date, if the Compensation Committee certifies that the Company achieved ninety percent (90%) or more of target on both elements of the Company’s corporate objectives under the 2018 Employee Incentive Compensation Plan; and (ii) 100,000 SARs will vest and become exercisable during the period beginning on December 31, 2018, and ending on the expiration date, if the Company’s shares have a closing public market price on the NYSE American LLC of $3.00 or more for any period of ten (10) consecutive trading days during the period beginning on January 1, 2018, and ending on December 31, 2018. No SARs shall vest after Mr. DiIorio’s termination of service as an employee, director, or other service provider of the Company and its subsidiaries and any unvested SARs shall not be exercisable after Mr. DiIorio’s termination of service as an employee, director, or other service provider of the Company and its Subsidiaries. Mr. DiIorio (or in the case of exercise after Mr. DiIorio’s death, the Mr. DiIorio’s executor, administrator, heir or legatee, as the case may be) may exercise his vested SARs, in whole or in part, by following the procedures: (1) if partially exercised, Mr. DiIorio may exercise the remaining unexercised portion of the SARs at any time after vesting and until the expiration date. No SARs shall be exercisable after the earlier of (i) the expiration date set out above; or (ii) three (3) months after the date Mr. DiIorio ceases to be an employee or director of the Company and its subsidiaries, unless Mr. DiIorio’s termination of service occurred due to death, in which case the SARs will expire and may not be exercised more than one (1) year following Mr. DiIorio’s date of death. To exercise the SARs, Mr. DiIorio (or in the case of exercise after Mr. DiIorio’s death, Mr. DiIorio’s executor, administrator, heir or legatee, as the case may be) must deliver a written notice (or notice through another previously approved method, which could include a web-based or e-mail system) to the Controller of the Company, or his or her designee, which sets forth the number of SARs being exercised, together with any additional documents the Company may require. Each such notice must satisfy whatever then-current procedures apply to the SARs and must contain such representations as the Company requires. Upon the exercise of all or a portion of the SARs, Mr. DiIorio shall be entitled to, at the election of the Committee, either (i) a cash payment equal to the appreciation value of the SARs being exercised or (ii) shares of Common Stock (if available under one of the Company’s equity plans) with a market value equal to the appreciation value of the SARs being exercised, and in each case, less any amounts withheld for taxes. Unless otherwise determined by the Committee at the time of a Change in Control (as defined above), a Change in Control shall have no effect on the SARs. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days’ advanced notice to Mr. DiIorio, cancel the SARs and pay to Mr. DiIorio the appreciation value of the SARs based upon the price per share of Shares received or to be received by other shareholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the exercise price of the SARs equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the SARs.

On March 16, 2017, the Compensation Committee granted Mr. DiIorio options to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $2.15 per share. The options vest in equal monthly installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On September 7, 2017, the Compensation Committee granted Mr. DiIorio options to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $1.98 per share. The options vest in equal annual installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

Agreements with Ms. Skonieczny

Pursuant to an amended and restated Employment Agreement with Ms. Skonieczny dated January 2, 2013, Ms. Skonieczny was named Chief Operating Officer and was entitled to receive: (i) an annual salary of $250,000, an annual cash bonus award of up to $125,000, with the opportunity to increase the annual bonus up to $250,000 at the Company's discretion; (ii) options for 110,000 shares of the Company's Common Stock pursuant to the 2007 Equity Plan, of which one-third of such options would vest on each of the next three anniversaries of the grant date, provided she remained employed on such dates and such options would immediately vest in the event she was terminated within six months of a change in control; and (iii) customary employee benefits available to all full-time employees of the Company. Upon termination of Ms. Skonieczny's employment by the Company without cause, Ms. Skonieczny would have been entitled to all accrued and unpaid salary, any bonus earned in the previous year, pro-rata vesting of outstanding options and restricted stock, a pro-rata bonus for the then current year, assuming full achievement of performance targets, and one year of base salary paid over one year. In the event Ms. Skonieczny's employment was terminated other than by the Company without cause (as defined in her Employment Agreement), Ms. Skonieczny would have been entitled to receive all accrued and unpaid salary, benefits and other compensation, including any bonus earned in the previous year. She would also be subject to a two-year non-competition provision and customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification obligations for the duration of her employment and thereafter.

On March 11, 2015, the Compensation Committee granted Ms. Skonieczny 6,666 restricted stock units which vest in four equal annual installments beginning March 11, 2016. The grant was made under the 2014 Equity Plan. Each unit represents a contingent right to receive one share of the Company's Common Stock and settlement of the underlying shares of Common Stock will occur on each vesting date.

On August 18, 2016, the Compensation Committee granted Ms. Skonieczny options to purchase 60,000 shares of the Company’s Common Stock at an exercise price of $2.76 per share. The options vest in equal monthly installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On March 16, 2017, the Compensation Committee granted Ms. Skonieczny options to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $2.15 per share. The options vest in equal monthly installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On September 7, 2017, the Compensation Committee granted Ms. Skonieczny options to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $1.98 per share. The options vest in equal annual installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

Ms. Skonieczny retired from the Company effective April 28, 2018. In connection with her retirement, she forfeited her outstanding restricted stock units and was scheduled to forfeit her outstanding stock options (to the extent not exercised within three months of her retirement). On June 5, 2018, the Company and Ms. Skonieczny entered into an agreement pursuant to which all of her outstanding vested stock options were canceled in exchange for a cash payment of $24,146 to Ms. Skonieczny and Ms. Skonieczny's release of claims against the Company relating to such awards.

Agreements with Mr. Steen

The Company was a party an Employment Agreement with Mr. Steen, effective as of April 1, 2013, and as amended on January 18, 2016. The employment of Mr. Steen was terminated upon mutual agreement with the Company effective May 18, 2017. On June 8, 2017, in connection with Mr. Steen’s departure, the Company and Mr. Steen entered into a Separation Agreement and General Release (the “Separation Agreement”). Pursuant to the Separation Agreement and in consideration of Mr. Steen’s general release and his agreement to certain restrictive covenants, Mr. Steen received certain severance benefits, including (a) any accrued but unpaid bonus, if any, (b) a payment equal to 12 months of his current base salary, payable over a period of 12 months,(c) any target bonus to which he would otherwise be entitled if employed during the next 12 months, if any, (d) for a period of three months, an amount equal to the cost of his COBRA health benefits, and (e) in lieu of receiving three months’ notice of termination, a payment equal to three months of his current base salary, payable over a period of three months. Mr. Steen subsequently forfeited his unvested equity awards in connection with his departure from the Company. In accordance with Mr. Steen's stock option agreement, any stock option exercisable as of the date of his departure must have bene exercised within a period of three months from the date he ceased to be an employee or director of the Company and its subsidiaries.

Restricted Stock Unit Award Agreements

Prior to her retirement, Ms. Skonieczny held restricted stock units, the terms of which were governed by restricted stock unit award agreements, unless otherwise modified by her respective employment agreement as described above. Under the terms of this agreement, in the event the grantee’s employment with the Company terminated prior the vesting of any restricted stock units, such non-vested restricted stock units would be forfeited by the grantee and no benefits would be payable with respect to such forfeited units. Notwithstanding the foregoing, in the event of a "change in control" (as defined in the agreements), the Compensation Committee would provide that any unvested restricted stock units would be assumed, or equivalent restricted stock units would be substituted (“Substitute Award”) by the acquiring or succeeding corporation (or an affiliate thereof), provided that the shares of stock issuable upon the payment of such Substitute Award constituted securities registered in accordance with the Securities Act of 1933, as amended, or such securities were exempt from such registration. In the alternative, if the securities issuable upon the payment of such Substitute Award would not meet the requirements in the preceding sentence, then the grantee would receive upon consummation of the "change in control" transaction a cash payment for the unvested restricted stock units surrendered equal to the fair market value of the consideration to be received for each share of Common Stock in the "change in control" transaction times the number of shares of Common Stock underlying the unvested restricted stock units. Ms. Skonieczny forfeited these restricted stock units upon her retirement.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017, with respect to compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance (in thousands):

Plan Category		Number of securities to be issued upon exercise of outstanding options and rights ( a )	Weighted average exercise price of outstanding options and rights ( b )	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) ( c )

Equity compensation plans approved by security holders	(1)
2007 Plan *		133,293	$2.00	-
2014 Plan**		1,974,999	$2.44	25,001

Total		2,108,292	$2.42	25,001

* As of December 31, 2015, this plan is no longer in effect other than for 133,293 shares of common stock issuable upon the exercise of stock option awards that were previously granted and remain outstanding.

** Includes 2,000,000 shares of common stock originally issued pursuant to the 2014 Equity Plan authorized as part of the 2014 Annual Shareholder Meeting.

(1) This amount includes 12,460 shares of Common Stock issuable upon the vesting of certain time restricted stock awards and 2,095,832 shares of Common Stock issuable upon the exercise of vested stock option awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of June 8, 2018, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

●

each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

●	each of the Company’s named executive officers, directors and nominees; and

●	all of the Company’s current executive officers and directors as a group.

Name of Beneficial Owners	Number of Shares	Percent**
Scott Shuda/ Meridian OHC Partners, LP (1)	3,230,485	14.2%
Affiliates of Meson Capital Partners LLC (2)	2,071,865	9.1%
Minerva Advisors LLC (3)	2,056,064	9.0%
Steven Tannenbaum/Greenwood Investments, Inc. (4)	1,802,681	7.9%
Christopher Sansone/Sansone Advisors, LLC (5)	1,710,485	7.5%
AWM Investment Company, Inc. (6)	1,513,817	6.5%
Richard DiIorio (7)	227,030	*
Joseph Whitters (8)	213,836	*
Eric Steen (9)	199,343	*
David Dreyer (10)	196,267	*
Gregg Lehman (11)	190,000	*
Janet Skonieczny (12)	172,469	*
Darrell Montgomery (13)	45,833	*
Christopher Downs (14)	15,561	*
Terry Armstrong (15)	3,000	*
Ronald Peele, Jr. (16)	-	*
All current directors and officers as a group (9 individuals) (17)	5,813,937	25.0%

* Less than 1%

**  Based on 22,739,291 shares of Common Stock outstanding as of June 8, 2018. Shares of Common Stock subject to options held by any person that are currently exercisable or are exercisable within 60 days of June 8, 2018 are deemed outstanding for purposes of computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Ownership numbers are based on the most recent information available to the Company with respect to Messrs. Downs and Steen and Ms. Skonieczny.

(1)

Based solely on a review of Form 4 filed on May 22, 2018 by Meridian OHC Partners, LP. ("Meridian"), Meridian TSV II, LP ("Meridian TSV"), TSV Investment Partners, LLC ("TSV"), BlueLine Capital Partners II, LP ("Blue Line Capital") and Blue Line Partners, LLC ("Blue Line"). The aggregate number of shares beneficially held by these entities is 3,184,652. Mr. Shuda serves as the Managing Director of TSV, which is the sole general partner of Meridian. Accordingly, Mr. Shuda holds voting and dispositive power over 3,184,652 shares of Common Stock held by Meridian and 45,833 shares of Common Stock that may be acquired by Mr. Shuda upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018. The business address of Meridian is 425 Weed Street, New Canaan, CT 06840.

(2)

Based solely on a review of Amendment No. 3 to the Schedule 13D/A jointly filed on May 11, 2018 (the "Schedule 13D/A") by Meson Capital LP ("MC"), Meson Capital Partners LLC ("Meson"), Ryan J. Morris, Mohamed Alkady, Daniel Balda, Bryan Boches, Richard Linder, Asha Saxena and Ethan Doyle (collectively, the "Reporting Persons"). MC holds sole voting and dispositive power over 2,071,865 shares of Common Stock. Meson is the general partner of MC and may be deemed to have shared voting and dispositive power over the 2,071,865 shares of Common Stock owned by MC. Mr. Morris holds sole voting and dispositive power over 87,344 shares of Common Stock. In addition, Mr. Morris is the managing member and sole shareholder of Meson and may be deemed to have shared voting and dispositive power over the 2,159,209 shares of Common Stock owned by MC. Mr. Boches holds sole voting and dispositive power over 51,150 shares of Common Stock. Mr. Doyle holds sole voting and dispositive power over 18,351 shares of Common Stock. In the Schedule 13D/A, the Reporting Persons disclosed that each Reporting Person, as a member of a "group" with the other Reporting Persons for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed the beneficial owner of the shares of Common Stock directly owned by the other Reporting Persons. Each of the Reporting Persons disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein. The business address for MC, Meson and Mr. Morris is One Sansome Street, Suite 1895, San Francisco, CA 94104. The business address of Mr. Alkady is 575 Anton Boulevard, #1150, Costa Mesa, CA 92626. The business address of Mr. Balda is 600 N Atlantis Road, Melbourne, FL 32904. The business address of Mr. Boches is 85 Liberty Ship, Suite 203, Sausalito, CA 94965. The business address of Mr. Linder is 3465 North Pines Way, Suite 104, No. 25, Wilson, WY 83014. The business address of Ms. Saxena is 55 Cambridge Drive, Colonia, NJ 07067. The business address of Mr. Doyle is 29 Bayview Avenue, Belvedere, CA 94920

(3)

Based solely on a review of Schedule 13F-HR/A filed on February 2, 2018 by Minerva Advisors LLC (“Minerva Advisors”), which is the investment advisor to Minerva Group, L.P. (“Minerva Group”). The aggregate number of shares beneficially held by these entities is 2,056,064. Minerva Group holds sole voting and investment power over 1,282,712 shares of Common Stock, and Minerva Advisors holds sole voting and investment power over 773,352 shares of Common Stock. The business address of Minerva Advisors is 50 Monument Road Suite 201, Bala Cynwyd, Pennsylvania, 19004.

(4)

Based solely on a review of Schedule 13G/A filed on February 14, 2017 by Steven Tannenbaum, Greenwood Capital Limited Partnership ("Greenwood Capital"), Greenwood Investments, Inc., ("Greenwood Investments"), and ST Partners LLC ("ST"). Greenwood Capital and Greenwood Investments, as the sole general partner of Greenwood Capital, beneficially own, in the aggregate, 1,706,201 shares of Common Stock and ST beneficially owns 96,480 shares of Common Stock. Each of Greenwood Capital, Greenwood Investments and ST has sole voting and dispositive power of the shares of Common Stock beneficially owned by it. Mr. Tannenbaum, as the president of Greenwood Investments and the manager and sole member of ST, has the power to vote and dispose of the 1,802,681 shares of Common Stock. The business address of Mr. Tannenbaum, Greenwood Investments, Greenwood Capital and ST is 222 Berkeley Street, 12th Floor, Boston, Massachusetts 02116.

(5)

Based solely on a review of Form 4 filed on May 22, 2018 by Sansone Advisors, LLC, Sansone Capital Management, LLC and Christopher Sansone, which each have shared voting and dispositive power over 1,689,652 shares of Common Stock, and Sansone Partners, LP, which has shared voting and dispositive power over 1,689,652 shares of Common Stock. The reported securities may also be deemed to be indirectly beneficially owned by Mr. Christopher Sansone as the managing member of the Investment Manager and the General Partner. Accordingly, Mr. Sansone holds voting and dispositive power over 1,688,752 shares of Common Stock held by Sansone Advisors, LLC and 20,833 shares of Common Stock that may be acquired by Mr. Sansone upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018. The address for each party is 151 Bodman Place, Suite 100, Red Bank, New Jersey 07701.

(6)

Based solely on a review of Schedule 13G/A filed on February 13, 2018 by AWM Investment Company, Inc. (“AWM”), which is the investment advisor to Special Situations Life Sciences Fund, L.P. (“SSLS”). The aggregate number of shares beneficially held by these entities is 1,513,817. AWM holds sole voting and investment power over 1,513,817 shares of Common Stock held by SSLS. The business address of AWM is 527 Madison Avenue, Suite 2600, New York, New York 10022.

(7)

Represents 86,197 shares of Common Stock held directly and 140,833 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018.

(8)

Represents 143,003 shares of Common Stock held directly and 70,833 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018.

(9)	Represents 199,343 shares of Common Stock held directly.
(10)

Represents 125,434 shares of Common Stock held directly and 70,833 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018.

(11)

Represents 20,000 shares of Common Stock held directly and 170,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018.

(12)

Represents 172,469 shares of Common Stock held directly as of June 8, 2018. Ms. Skonieczny’s employment ended with her retirement, effective April 28, 2018. In accordance with Ms. Skonieczny’s stock option agreements, any stock options exercisable had to be exercised within a period of three months from the date she ceased to be an employee or director of the Company and its subsidiaries. On June 5, 2018, the Company and Ms. Skonieczny entered into an agreement pursuant to which all of her outstanding vested stock options were canceled in exchange for a cash payment of $24,146 to Ms. Skonieczny and Ms. Skonieczny's release of claims against the Company relating to such awards.

(13)

Represents 25,000 shares of Common Stock held directly and 20,833 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018.

(14)

Represents 15,561 shares of Common Stock held directly. Mr. Downs’ employment ended with his resignation, effective March 31, 2018. In accordance with Mr. Downs’ stock option agreements, any stock options exercisable had to be exercised within a period of three months from the date he ceased to be an employee or director of the Company and its subsidiaries. On May 11, 2018, the Company and Mr. Downs entered into an agreement pursuant to which all of his outstanding vested stock options were canceled in exchange for a cash payment of $28,883 to Mr. Downs and Mr. Downs' release of claims against the Company relating to such awards.

(15)	Represents 3,000 shares of Common Stock held directly. Mr. Armstrong is a new nominee for election as a director.
(16)	Mr. Peele, Jr. is a new nominee for election as a director.
(17)

Represents 605,738 shares of Common Stock held directly, 4,668,200 shares held indirectly and 540,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018. Business address for each of the directors and executive officers is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company's Board of Directors and Audit Committee are responsible for reviewing and approving all transactions involving the Company and "related parties" (generally, directors, executive officers and stockholders owning five percent or greater of the Company's outstanding stock and their immediate family members). The Board of Directors and Audit Committee approve all related party transactions in advance. The Board of Directors and Audit Committee consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Board of Directors or the Audit Committee will participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The Board of Directors and Audit Committee will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined in good faith. The Board of Directors and Audit Committee will review all related party transactions annually to determine whether it continues to be in the Company's best interests.

Related Party Transactions

The Company does not have any related party transactions required to be reported under Item 404(d) of Regulation S-K.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2017. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of the Company’s financial statements.

In fulfilling its responsibilities, the Audit Committee appointed independent registered public accounting firm BDO USA, LLP (the “Auditor”) for the fiscal year ended December 31, 2017. The Audit Committee reviewed and discussed with the Auditor the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed the Company’s audited financial statements and the adequacy of the Company’s internal controls with the Auditor and with management. The Audit Committee met with the Auditor, without management present, to discuss the results of the Auditor’s audits and the overall quality of the Company’s financial reporting.

The Audit Committee monitored the independence and performance of the Auditor, as well as discussed with the Auditor the matters required to be discussed by the Public Company Accounting Oversight Board, or PCAOB, Auditing Standards No. 16 (codified as Auditing Standard No. 1301), as amended or supplemented. The Auditor has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the Auditor’s communications with the Audit Committee regarding independence and the Audit Committee has discussed Auditors’ independence with the Auditor and management. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

The Audit Committee has the sole authority to appoint the independent registered public accounting firm. As discussed in Proposal 4, the Audit Committee has determined that it is in the best interests of the Company and its stockholders to recommend that the Board of Directors ask the stockholders, at the Annual Meeting, to ratify the appointment of the Auditor, as its independent registered public accounting firm for the fiscal year ending December 31, 2018.

The Audit Committee

Joseph Whitters, Chairman

Darrell Montgomery

Christopher Sansone

INDEPENDENT AUDITORS’ FEES

The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2017 and 2016 by BDO USA, LLP (“BDO”), the Company’s current independent registered public accounting firm.

Audit Fees

There were $569,846 and $663,835 in audit fees billed by BDO for the fiscal years ended December 31, 2017 and 2016, respectively. These fees were for professional services rendered for audits of annual consolidated financial statements for the years ended December 31, 2017 and 2016 and for reviews of the Company’s quarterly reports on Form 10-Q and proxy statement.

Audit-Related Fees

There were $21,500 and $17,404 in 401(k) audit-related fees and $49,230 and $5,700 for other consultations on accounting matters billed by BDO for the fiscal years ended December 31, 2017 and 2016, respectively.

Tax Fees

BDO billed $64,230 and $53,318 for tax fees for the fiscal years ended December 31, 2017 and 2016, respectively. Tax fees billed were for professional services rendered in connection with tax compliance, tax advice and tax planning.

All Other Fees

There were no other fees for the fiscal years ended December 31, 2017 and 2016.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and set of procedures for pre-approving all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The policy requires pre-approval of all services rendered by the Company’s independent registered public accounting firm either as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case by case basis. All of the audit and non-audit services described herein were pre-approved by the Audit Committee.

The services provided for 2017 and 2016 were for audit services, audit related services and tax services, as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms prepared by it or received by it with respect to the fiscal year ended December 31, 2017, all reports were filed on a timely basis, except for the following late filings:

(i)

Form 4 for an equity award granted on January 18, 2017 to Mr. Lehman (subsequently filed 1/27/2017) for 60,000 stock options and to each Messrs. Dreyer, Morris, Shuda and Whitters (all subsequently filed 1/27/2017) for 25,000 stock options. This award had an exercise price of $2.39, vested monthly over a 12-month period and had an expiration date of 5 years from the date of the grant;

(ii)

Form 4 for an equity award granted on March 16, 2017 to Mr. Steen for 30,000 stock options and Ms. Skonieczny (both subsequently filed 3/22/2017) for 25,000 stock options. These awards had an exercise price of $2.15, vested monthly over a 36-month period and had an expiration date of ten years from the date of grant;

(iii)

Form 3 for Messrs. Downs (subsequently filed 5/5/2017), Smith (subsequently filed 5/4/2017), DiIorio (subsequently filed 5/18/2017), Sansone (subsequently filed 6/30/2017) and Montgomery (subsequently filed 08/16/2017);

(iv)

Form 4 for an equity award granted on August 18, 2016 to each of Messrs. Downs (subsequently filed 5/5/2017) and Smith (subsequently filed 5/4/2017) for 60,000 stock options and to Mr. DiIorio (subsequently filed 5/18/2017) for 40,000 stock options. These awards had an exercise price of $2.76, vested monthly over a 36-month period and had an expiration date of ten years from the date of grant;

(v)

Form 4 for an equity award granted on March 16, 2017 to each of Messrs. Downs (subsequently filed 5/5/2017) and Smith (subsequently filed 5/4/2017) for 20,000 stock options and to Mr. DiIorio (subsequently filed 5/18/2017) for 25,000 stock options. These awards had an exercise price of $2.15, vested monthly over a 36-month period and had an expiration date of ten years from the date of grant;

(vi)

Form 4 for an equity award granted on September 7, 2017 for Mr. Sansone (subsequently filed 9/12/2017) for 25,000 stock options. This award had an exercise price of $1.98, vested monthly over 12-month period and had an expiration date of 5 years from the date of the grant; and

(vii)

Form 4 for an equity award granted on November 15, 2017 to Mr. DiIorio (subsequently filed 12/12/2017) for 200,000 stock options. These awards had an exercise price of $2.00, vested monthly over a 48-month period and have an expiration date of five years from the date of grant. In addition, a Form 4 for 200,000 stock appreciation rights granted on November 15, 2017. These awards had an exercise price of $2.00, are exercisable beginning on December 31, 2018 and vest based on certain company financial criteria.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL STOCKHOLDERS MEETING

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2019 Annual Stockholders Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no later than February 14, 2019.

Stockholder proposals that are not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws, which provide that such proposals must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no earlier than 90 days (April 20, 2019) and no later than 60 days (May 20, 2019) prior to the anniversary date of the 2018 Annual Meeting or they will be considered untimely.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845; or by telephone at 1-800-851-9677. If your stock is held through a broker, bank or other nominee and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker, bank or other nominee. Conversely, multiple stockholders sharing a single address may request delivery of a single copy of proxy statements or annual reports in the future by contacting, in the case of registered stockholders, Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845; or by telephone at 1-800-851-9677, or, in the case of stockholders holding their stock though a broker, bank or other nominee, by contacting such broker, bank or other nominee.

GENERAL

Management does not intend to bring any business before the Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote on these other matters in their discretion, subject to compliance with Rule 14a-4(c) under the Exchange Act.

A copy of the Company’s most recent Annual Report on Form 10-K and Code of Business Conduct and Ethics Policy is available on the Company’s website at www.infusystem.com or can be made available without charge upon written request to: InfuSystem Holdings, Inc. 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Corporate Secretary.

OTHER INFORMATION

Participants in the Solicitation

Under applicable SEC regulations, members of the Board and certain officers and employees of the Company will be “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. Certain information concerning such persons (the “Participants”) is set forth in the Proxy Statement and in Appendix A hereto.

Solicitation of Proxies; Expenses

Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this proxy statement, the Notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

●     Forwarding printed proxy materials by mail to beneficial owners; and

●     Obtaining beneficial owners’ voting instructions.

The Company has retained Harkins Kovler to solicit proxies. Under our agreement with Harkins Kovler, they will receive a fee of up to $125,000, plus reimbursement of reasonable expenses. Harkins Kovler expects that approximately 15 of its employees will assist in the solicitation. Harkins Kovler is soliciting proxies by mail, telephone, facsimile or email. Our aggregate expenses, including those of Harkins Kovler, related to our solicitation of proxies, excluding salaries and wages of our regular employees and expenses that we would ordinarily incur in connection with an uncontested annual meeting, are expected to be approximately $300,000, of which approximately $100,000 has been incurred as of the date of this Proxy Statement. Appendix A sets forth information relating to our directors and director nominees as well as certain of our officers and employees who are “participants” in our solicitation under the rules of the SEC by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf.

If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

HARKINS KOVLER, LLC
1 ROCKEFELLER PLAZA
NEW YORK, NY 10020

Stockholders Call Toll-Free at: +1 (877) 339-3288

Banks and Brokers Call Toll-Free at: +1 (212) 468-5380

Email: infu@harkinskovler.com

BY ORDER OF THE BOARD OF DIRECTORS

Jeanie Latz
Corporate Secretary

InfuSystem Holdings, Inc.

APPENDIX A

ADDITIONAL INFORMATION

REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees, and certain officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Nominees

The names, ages and principal occupations of the directors and nominees of the Company who are Participants are set forth in the section entitled “Proposal 1 — Election of Directors” under the heading “Information Regarding Our Nominees to the Board of Directors” of this Proxy Statement. The business address for the Company’s directors and nominees is 31700 Research Park Drive, Madison Heights, MI 48071.

Executive Officers

The executive officers of the Company who are Participants are Richard DiIorio, Gregory Schulte and Trent Smith. The business address for the Company’s executive officers is 31700 Research Park Drive, Madison Heights, MI 48071. The principal occupations of the Company’s executive officers are stated under the section entitled “Executive Officers” in this Proxy Statement.

Information Regarding Ownership of the Company’s Securities by Participants

The number of the Company’s securities beneficially owned by directors, nominees and named executive officers as of June 8, 2018, in each case including shares of Common Stock which may be acquired by such persons within 60 days, is set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” on page 40 of this Proxy Statement. Except as described in this Appendix A, or otherwise in this proxy statement, none of the persons listed above in “Directors and Nominees” and “Executive Officers” owns any debt or equity security issued by us of record that he or she does not also own beneficially.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the period from June 8, 2016 through June 8, 2018. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Title of Security	Number of Shares	Transaction
Richard A. DiIorio	4/9/2018	Common Stock	2,354	Acquisition
	11/15/2017	Stock Option (right to buy)	200,000	Grant of stock option
	11/15/2017	Stock Appreciation Rights	200,000	Grant of stock option
	10/6/2017	Common Stock	1,981	Acquisition
	9/7/2017	Stock Option (right to buy)	25,000	Grant of stock option
	8/15/2017	Common Stock	4,875	Acquisition
	4/20/2017	Common Stock	1,722	Acquisition
	4/19/2017	Common Stock	2,724	Acquisition
	3/16/2017	Stock Option (right to buy)	25,000	Grant of stock option
	2/6/2017	Common Stock	4,645	Acquisition
	10/6/2016	Common Stock	1,528	Acquisition
	8/16/2016	Common Stock	40,000	Acquisition
David C. Dreyer	9/7/2017	Stock Option (right to buy)	25,000	Grant of stock option
	1/18/2017	Stock Option (right to buy)	25,000	Grant of stock option
Gregg O. Lehman	9/7/2017	Stock Option (right to buy)	60,000	Grant of stock option
	1/18/2017	Stock Option (right to buy)	60,000	Grant of stock option
Darrell B. Montgomery	9/7/2017	Stock Option (right to buy)	25,000	Grant of stock option
	8/14/2017	Common Stock	25,000	Acquisition
Christopher R. Sansone	5/18/2018	Common Stock	200	Acquisition
	5/18/2018	Common Stock	700	Acquisition
	5/15/2018	Common Stock	18,386	Acquisition
	5/14/2018	Common Stock	8,599	Acquisition
	11/28/2017	Common Stock	41,260	Acquisition
	11/27/2017	Common Stock	2,000	Acquisition
	11/22/2017	Common Stock	4,998	Acquisition
	11/21/2017	Common Stock	54,344	Acquisition
	9/7/2017	Stock Option (right to buy)	25,000	Grant of stock option
Scott A. Shuda	5/17/2018	Common Stock	5,000	Acquisition
	5/17/2018	Common Stock	1,785	Acquisition
	5/17/2018	Common Stock	5,000	Acquisition
	5/14/2018	Common Stock	32,055	Acquisition
	5/10/2018	Common Stock	8,493	Acquisition
	3/16/2018	Common Stock	20,000	Acquisition
	12/12/2017	Common Stock	15,233	Acquisition
	12/12/2017	Common Stock	48,767	Acquisition
	12/8/2017	Common Stock	1,800	Acquisition
	12/7/2017	Common Stock	15,000	Acquisition
	12/6/2017	Common Stock	7,300	Acquisition
	9/11/2017	Common Stock	19,982	Acquisition
	9/8/2017	Common Stock	225,000	Acquisition
	9/7/2017	Stock Option (right to buy)	25,000	Grant of stock option
	8/30/2017	Common Stock	30,000	Acquisition
	8/28/2017	Common Stock	900	Acquisition
	8/25/2017	Common Stock	11,060	Acquisition
	8/24/2017	Common Stock	155	Acquisition
	8/23/2017	Common Stock	2,166	Acquisition
	8/16/2017	Common Stock	41,670	Acquisition
	8/14/2017	Common Stock	15,000	Acquisition
	6/7/2017	Common Stock	10,109	Acquisition
	6/2/2017	Common Stock	10,100	Acquisition
	5/24/2017	Common Stock	6,105	Acquisition
	1/18/2017	Stock Option (right to buy)	25,000	Grant of stock option
	12/16/2016	Common Stock	76,817	Acquisition
	12/15/2016	Common Stock	123,183	Acquisition

Name	Date	Title of Security	Number of Shares	Transaction
Joseph E. Whitters	9/7/2017	Stock Option (right to buy)	25,000	Grant of stock option
	1/18/2017	Stock Option (right to buy)	25,000	Grant of stock option
Gregory Schulte	5/7/2018	Stock Option (right to buy)	125,000	Grant of stock option
Trent N. Smith	9/7/2017	Stock Option (right to buy)	(160,000)	Cancellation of stock option
	9/7/2017	Stock Option (right to buy)	25,000	Grant of stock option
	3/16/2017	Stock Option (right to buy)	20,000	Grant of stock option
	8/16/2016	Stock Option (right to buy)	60,000	Grant of stock option

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, no Participant or associate of any Participant (i) beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of common stock or other securities of the Company or any parent or subsidiary of the Company or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than an interest, if any, as a shareholder of the Company or, with respect to a director nominee, as a nominee for director. In addition, neither the Company nor any of the Participants listed above is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Appendix A or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

APPENDIX B

COMPOSITE COPY OF

INFUSYSTEM HOLDINGS, INC.

2014 EQUITY PLAN

AS PROPOSED TO BE AMENDED

1.	Purpose of the Plan

The purpose of this InfuSystem Holdings, Inc. Equity Plan (the “Plan”) is to advance the interests of the Company and its stockholders by providing a means (a) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders. The Plan is intended to qualify certain compensation awarded under the Plan as “performance-based” compensation under Code Section 162(m) to the extent deemed appropriate by the Committee which administers the Plan. This Plan is also intended to replace the Company’s 2007 Stock Incentive Plan and no new grants will be made under such prior plan on or after the effective date of this Plan.

2.	Definitions

Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meaning set forth in this Section.

2.1 “Award” means a compensatory award made under the Plan pursuant to which a Participant receives, or has the opportunity to receive, Shares or cash.

2.2 “Award Agreement” means a written document prescribed by the Committee and provided to a Participant evidencing the grant of an Award under the Plan.

2.3 “Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights with respect to an Award that survive such Participant’s death, provided that if at the time of a Participant’s death, the Participant had on file with the Committee a written designation of a person(s) or trust(s) to receive such rights, then such person(s) (if still living at the time of the Participant’s death) or trust(s) shall be the “Beneficiary” for purposes of the Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.6 “Committee” means the Compensation Committee of the Board or the Board, where the Board is acting as the Committee or performing the functions of the Committee, as set forth in Section 3.

2.7 “Company” means InfuSystem Holdings, Inc., a company organized under the laws of the state of Delaware.

2.8 “Market Value” means the average closing price (or the average mean of the closing bid and asked prices for a Share) of the Company’s common stock reported on the Company’s principal stock exchange or market system for the five (5) most recent trading days prior to the date of grant. In the event that the Company’s common stock is not listed or quoted on a national or regional stock exchange or market system, the Committee will determine the Market Value in accordance with reasonable procedures established by the Committee, without regard to any restriction other than a restriction which, by its terms, will never lapse, and subject to compliance with Section 409A of the Code and applicable Treasury Regulations issued pursuant thereto.

2.9 “Non-Employee Director” means a member of the Board who is not otherwise employed by the Company or any Subsidiary.

2.10 “Participant” means any employee or director of the Company or any Subsidiary, or any other individual or entity who has been granted an Award under the Plan.

2.11 “Qualified Member” means a member of the Committee who is a “non-employee director” of the Company as defined in Rule 16b-3(b)(3) under the United States Securities Exchange Act of 1934 and an “outside director” within the meaning of Regulation § 1.162-27 under Code Section 162(m).

2.12 “Shares” means common shares of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 7. Any Shares issued under the Plan may be either authorized but unissued shares, treasury shares or any combination thereof.

2.13 “Subsidiary” means an entity that is, either directly or through one or more intermediaries, controlled by the Company, including any entity that is a member of the Company’s “controlled group” (as defined in Code Section 414(b) (as modified by Prop. Treas. Reg. § 1.409A-1(b)(5)(iii)(D)).

3.	Administration

3.1 Committee. The Committee shall administer the Plan. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, the Company’s Articles of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.

3.2 Powers and Duties of Committee. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have full authority and discretion to:

(a) adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(b) correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(c) make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and

(d) make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

All determinations and decisions of the Committee shall be final and binding upon a Participant or any person claiming any rights under the Plan from or through any Participant, and the Participant or such other person may not further pursue his or her claim in any court of law or equity or other arbitral proceeding.

3.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, or as provided in Section 5.2, the Committee may delegate in writing, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Company (i) the authority to make grants of Awards to officers (other than executive officers) and employees of the Company and any Subsidiary and (ii) other administrative responsibilities. Any such delegation may be revoked by the Committee at any time.

3.4 Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.	Awards

4.1 Eligibility. The Committee shall have the discretion to select Award recipients from among the following categories of eligible recipients: (i) individuals who are employees (including officers) of the Company or any Subsidiary, (ii) Non-Employee Directors, (iii) any other individual or entity who provides substantial personal services to the Company or any Subsidiary, and (iv) any individual who has agreed to become an employee of the Company or a Subsidiary, provided that no such person may receive any payment or exercise any right relating to an Award until such person has commenced employment.

4.2 Type of Awards. The Committee shall have the discretion to determine the type of Awards to be granted under the Plan. Such Awards may be in a form payable in either Shares or cash, including, but not limited to, Shares that are, or are not, subject to transfer restrictions and a risk of forfeiture, options to purchase Shares, stock appreciation rights, Share units, performance units and dividend equivalents. The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements. Shares issued pursuant to an Award in the nature of a purchase right (e.g., options) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other consideration, as the Committee shall determine.

4.3 Terms and Conditions of Awards. The Committee shall determine the size of each Award to be granted (including, where applicable, the number of Shares to which an Award will relate), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine). The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 5.1 in the case of a Performance Award intended to qualify under Code Section 162(m).

4.4 Terms and Conditions of Options. Except as otherwise set forth in Section 4.5 below, the exercise price, purchase price or grant price (collectively, the “exercise price”) of any Award granted as an option to purchase Shares or a stock appreciation right shall be determined by the Committee, but in no event shall be less than the Market Value of a Share on the date of grant. Except as otherwise permitted by Section 7 below, the exercise price of any outstanding option to purchase Shares or an outstanding stock appreciation right may not be reduced, nor may an outstanding option to purchase Shares or stock appreciation right be cancelled in exchange for a new Award with a lower (or no) purchase price or for cash, without stockholder approval. No options to purchase Shares nor any other Awards shall be issued under the Plan to a Participant in payment of all or any portion of the exercise price and/or tax withholding obligation owed in payment for any option to purchase Shares or other Award; provided, however, that this provision shall neither limit the cashless exercise of any option to purchase Shares or other Award nor prevent a Participant from surrendering Shares to the Company under an Award as payment for tax withholding obligations.

4.5 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary, and in granting a new Award, the Committee may determine that the value of any surrendered Award or award may be applied to reduce the exercise price of any option or appreciation right or purchase price of any other Award.

5.	Performance Awards

5.1 Performance Awards Granted to Designated Covered Employees. If the Committee determines that an Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee (as defined below) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award (a “Performance Award”) shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 5.1. This Section 5.1 shall not apply to Awards that otherwise qualify as “performance-based compensation” by reason of Regulation §1.162-27(e)(2)(vi) (relating to certain stock options and stock appreciation rights).

(a) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 5.1. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b) Business Criteria. The performance goals for Performance Awards shall be based exclusively on one or more of the following individual, corporate-wide or subsidiary, division or operating unit financial measures:

(1) pre-tax or after-tax net income,

(2) pre-tax or after-tax operating income,

(3) gross revenue,

(4) profit margin,

(5) stock price (including market capitalization),

(6) cash flow(s),

(7) market share,

(8) pre-tax or after-tax earnings per share,

(9) pre-tax or after-tax operating earnings per share,

(10) expenses,

(11) return on equity,

(12) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, clinical goals, distribution and development goals, sales force goals and strategic alliance goals, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the period set forth in Section 5.1(c)). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets and/or the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units), and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets.

(c) Performance Period; Timing for Establishing Performance Award Terms. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Performance Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.

(d) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5.1(b) hereof during the given performance period, as specified by the Committee in accordance with Section 5.1(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Performance Awards may be granted as rights to payment of a specified portion of the Award pool, and such grants shall be subject to the requirements of Section 5.1(c).

(e) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 5.1. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(f) Impact of Extraordinary Items Or Changes In Accounting. To the extent applicable, the determination of achievement of performance goals for Performance Awards shall be made in accordance with U.S. generally accepted accounting principles (“GAAP”) and a manner consistent with the methods used in the Company’s audited financial statements, and, unless the Committee decides otherwise within the period described in Section 5.1(c), without regard to (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in accounting methods, or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the period described in Section 5.1(c), provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee.

5.2 Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the achievement of performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each Performance Award, that the performance goals and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Performance Awards, and the Board shall not perform such functions at any time that the Committee is composed solely of Qualified Members.

5.3 Status of Section 5.1 Awards under Code Section 162(m). It is the intent of the Company that Performance Awards under Section 5.1 constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 5.1, 5.2 and 5.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

6.	Limitations on Awards

6.1 Aggregate Number of Shares Available for Awards. The maximum aggregate number of Shares that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan shall be 3,000,000. Awards made under this Plan which are forfeited (including a repurchase or cancellation of Shares subject thereto by the Company in exchange for the price, if any, paid to the Company for such Shares, or for their par or other nominal value), cancelled or have expired, shall be disregarded for purposes of the preceding sentence. For purposes of calculating Shares remaining available for issuance under the Plan, each Share granted to a Participant as an Award of Shares that are, or are not, subject to transfer restrictions and a risk of forfeiture (i.e., “restricted stock”) from and after the date of the amendment and restatement of this Plan (i.e., August 14, 2013) shall reduce the total remaining Shares available for grant under the Plan at a rate of two Shares per one restricted share granted; all other Awards under this Plan shall reduce the total remaining Shares available for grant under the Plan at a rate of one Share per one Share subject to such Award.

6.2 Per Participant Limitation on Share-Based Awards. In any calendar year, no Participant, other than a Non-Employee Director, may be granted Awards that relate to more than 500,000 Shares. This Section 6.2 shall apply only with respect to Awards that are denominated by a specified number of Shares, even if the Award may be settled in cash or a form other than Shares. If the number of Shares ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of this limitation, the number of Shares to which such Award relates shall equal the number of Shares that would be payable assuming maximum performance was achieved.

6.3 Per Participant Limitation on Other Awards. In any calendar year, no Participant, other than a Non-Employee Director, may be granted Awards not otherwise described in Section 6.2 that can be settled for cash, Shares or other consideration having a fair value in excess of $500,000 (as determined under applicable accounting principles).

6.4 Non-Employee Director Limitation on Awards. In any calendar year after December 31, 2017, no Non-Employee Director may be granted Awards with a fair value in excess of $200,000. For purposes of this limitation, the maximum number of Shares that may be granted is a quotient, the numerator of which is the $200,000 limitation value, and the denominator of which is the grant date fair value of the Award (as determined under applicable accounting principles), rounded down to the nearest whole Share. If the ultimate payable number of Shares is a function of future achievement of performance targets, the fair value of the Award shall be determined assuming maximum performance was achieved.

7.	Adjustments

In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, annual and non-recurring dividend or distribution to stockholders, or other similar corporate transaction, the Committee shall make such substitution or adjustment, if any, as is equitable and appropriate in order to preserve, without enlarging, the rights of Participants, as to (i) the number and kind of Shares which may be delivered pursuant to Sections 6.1 and 6.2, (ii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award. In addition, the Committee shall make such equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company’s outstanding Shares, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding Awards, such treatment shall govern without the need for any action by the Committee.

8.	General Provisions

8.1 Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

8.2 Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except to a Beneficiary in the event of the Participant’s death (to the extent any such Award, by its terms, survives the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights may be transferred during the lifetime of the Participant, for purposes of the Participant’s estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

8.3 No Right to Continued Employment; Leaves of Absence. Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director, or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time), nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any person’s employment or service at any time. Unless otherwise specified in the applicable Award Agreement, (i) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (ii) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary.

8.4 Taxes. The Company and any Subsidiary are authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations. Each Participant is responsible for all taxes to which such Participant may be subject in connection with an Award. The Company will not reimburse a Participant for any taxes imposed on Participant in connection with an Award.

8.5 Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any applicable law, regulation or stock exchange rule, and the Board may otherwise, in its discretion, determine to submit other such amendments to stockholders for approval. Notwithstanding the foregoing, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Any action taken by the Committee pursuant to Section 7 shall not be treated as an action described in this Section 8.5.

8.6 No Right to Awards; No Stockholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants, or directors. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

8.7 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

8.8 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

8.9 Successors and Assigns. The Plan and Award Agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

8.10 Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.11 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

8.12 Effective Date and Termination. The Plan shall be effective upon the date the Company’s stockholders initially approve the Plan. The Plan shall automatically terminate on the tenth anniversary of the later of the date the Company’s stockholders initially approve the Plan or the date of any subsequent shareholder approval of the Plan; provided that the Board in sole discretion may choose to terminate the Plan as of any earlier date. Upon any such termination of the Plan, no new authorizations of grants of Awards may be made, but then-outstanding Awards shall remain outstanding in accordance with their terms, and the Committee otherwise shall retain its full powers under the Plan with respect to such Awards.

INFUSYSTEM HOLDINGS, INC.
C/O CORPORATE ELECTION SERVICES
P.O. BOX 3230
PITTSBURGH PA 15230

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Have your WHITE proxy card and 11-digit control number available when you access the website **www.cesvote.com** and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your WHITE proxy card and return it in the **postage-paid envelope** provided or return it to: InfuSystem Holdings, Inc. c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

Vote by Telephone	**Vote by Internet**	**Vote by Mail**
Call Toll-Free using a touch-tone telephone: **1-888-693-8683**	Access the Website and cast your vote: **www.cesvote.com**	Return your proxy in the postage-paid envelope provided

Telephone and Internet access is available 24 hours a day, 7 days a week and is available until 11:59 PM the day prior to the meeting date.

Please have your 11-digit control number ready when voting by Internet or Telephone.

➔

Proxy card must be signed and dated below. Please fold and detach card at perforation before mailing.

The Board of Directors recommends a vote FOR the listed nominees.

1. Election of Directors:

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
(1) Terry Armstrong (2) Richard DiIorio (3) Gregg Lehman (4) Darrell Montgomery (5) Ronald Peele, Jr. (6) Christopher Sansone (7) Scott Shuda (8) Joseph Whitters	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominees in the space below.

____

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

   ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

______________________ ______________
Stockholder Signature Date

______________________ ______________
Stockholder (Joint Owner) Signature Date

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

http://www.InfuSystem.com

Proxy card must be signed and dated on the reverse side.
Please fold and detach card at perforation before mailing.

INFUSYSTEM HOLDINGS, INC. **WHITE PROXY CARD**

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Scot Hill and Jeanie Latz and each of them, as proxies, each with full power of substitution, for and on behalf of the undersigned and authorizes them to represent and to vote, as directed and permitted herein, all shares of InfuSystem Holdings, Inc. Common Stock held of record by the undersigned at the Annual Meeting of Stockholders of InfuSystem Holdings, Inc. to be held on Thursday, July 19, 2018 at 9:00 a.m. (Central Time) at the offices of InfuSystem Holdings, Inc., located at 11130 Strang Line Rd., Lenexa, KS 66215, and at any adjournments or postponements thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. This proxy revokes all prior proxies given by the undersigned stockholder.

This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED, (II) FOR APPROVAL OF AMENDMENTS TO THE INFUSYSTEM HOLDINGS, INC. 2014 EQUITY PLAN, INCLUDING AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES UNDER THE PLAN, (III) FOR THE ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION, AND (IV) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018. IF ANY OTHER MATTERS COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PERSONS NAMED AS PROXIES WILL VOTE IN THEIR DISCRETION.**

(Continued and to be signed on the reverse side)